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                          REVOLVING CREDIT AGREEMENT

                         dated as of December 29, 1997

                                by and between

             AEGIS REALTY OPERATING PARTNERSHIP, L.P., as Borrower

                                      and

                   BANKBOSTON, N.A., for itself and as Agent

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                                TABLE OF CONTENTS

SECTION                                                                     PAGE

ss.  1.    DEFINITIONS AND RULES OF INTERPRETATION ........................    1
           ss. 1.1.     Definitions .......................................    1
           ss. 1.2.     Rules of Interpretation ...........................   17

ss. 2.     THE REVOLVING CREDIT FACILITY ..................................   18
           ss. 2.1.     Existing Term Loan ................................   18
           ss. 2.2.     Commitment to Lend ................................   18
           ss. 2.3.     The Revolving Credit Note .........................   18
           ss. 2.4.     Interest on Revolving Credit Loans ................   19
           ss. 2.5.     Requests for Revolving Credit Loans ...............   19
           ss. 2.6.     Conversion Options ................................   19
           ss. 2.7.     Facility and Agency Fees ..........................   21
           ss. 2.8.     Reduction of Commitment ...........................   21

ss. 3.     REPAYMENT OF THE REVOLVING CREDIT LOANS ........................   21
           ss. 3.1.     Term of the Commitment ............................   21
           ss. 3.2.     Mandatory Repayments of Revolving Credit Loans ....   22
           ss. 3.3.     Optional Repayments of Revolving Credit Loans .....   22
           ss. 3.4.     Default Interest ..................................   23

ss. 4.     THE AGENT ......................................................   23
           ss. 4.1.     Authorization .....................................   23
           ss. 4.2.     Employees and Agents ..............................   23
           ss. 4.3.     No Liability ......................................   23
           ss. 4.4.     No Representations ................................   24
           ss. 4.5.     Payments ..........................................   24
           ss. 4.6.     Holders of Notes ..................................   25
           ss. 4.7.     Indemnity .........................................   25
           ss. 4.8.     Agent as Lender ...................................   25
           ss. 4.9.     Resignation .......................................   25
           ss. 4.10.    Notification of Defaults and Events of Default ....   26
           ss. 4.11.    Duties in the Case of Enforcement .................   26
           ss. 4.12.    Obligations of the Borrower .......................   27

ss. 5.     CERTAIN GENERAL PROVISIONS .....................................   27
           ss. 5.1.     Underwriting/Commitment Fee .......................   27
           ss. 5.2.     Funds for Payments ................................   27


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           ss. 5.3.     Computations ......................................   27
           ss. 5.4.     Inability to Determine Eurodollar Rate ............   28
           ss. 5.5.     Illegality ........................................   28
           ss. 5.6.     Additional Costs, Etc .............................   28
           ss. 5.7.     Capital Adequacy ..................................   29
           ss. 5.8.     Certificate .......................................   30
           ss. 5.9.     Indemnity .........................................   30
           ss. 5.10.    Late Fee ..........................................   31
           ss. 5.11.    Non-Discriminatory Charges ........................   31

ss. 6.     COLLATERAL; SECURITY ...........................................   31
           ss. 6.1.     Borrower Collateral ...............................   31
           ss. 6.2.     The REIT Guaranty and Collateral ..................   31
           ss. 6.3.     Insured I Guaranty and Collateral .................   31
           ss. 6.4.     Insured II Guaranty and Collateral ................   31
           ss. 6.5.     TCR-Pinehurst Guaranty and Collateral .............   32
           ss. 6.6.     Subordination Agreements ..........................   32
           ss. 6.7.     Release of Collateral .............................   32
           ss. 6.8.     Addition of Collateral ............................   32

ss. 7.     REPRESENTATIONS AND WARRANTIES .................................   33
           ss. 7.1.     Corporate Authority ...............................   33
           ss. 7.2.     Governmental Approvals ............................   34
           ss. 7.3.     Title to Properties; Leases .......................   34
           ss. 7.4.     Contingent Liabilities ............................   34
           ss. 7.5.     No Material Changes, Etc ..........................   34
           ss. 7.6.     Franchises, Patents, Copyrights, Etc ..............   34
           ss. 7.7.     Litigation ........................................   35
           ss. 7.8.     No Materially Adverse Contracts, Etc ..............   35
           ss. 7.9.     Compliance With Other Instruments, Laws, Etc ......   35
           ss. 7.10.    Tax Status ........................................   35
           ss. 7.11.    No Event of Default ...............................   36
           ss. 7.12.    Holding Company and Investment Company Acts .......   36
           ss. 7.13.    Absence of Financing Statements, Etc ..............   36
           ss. 7.14.    Setoff, Etc .......................................   36
           ss. 7.15.    Certain Transactions ..............................   36
           ss. 7.16.    Employee Benefit Plans; Multiemployer Plans;
                        Guaranteed Pension Plans ..........................   36
           ss. 7.17.    Regulations U and X ...............................   36
           ss. 7.18.    Environmental Compliance ..........................   37
           ss. 7.19.    Subsidiaries ......................................   38
           ss. 7.20.    Lease Summaries ...................................   38


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           ss. 7.21.    Loan Documents ....................................   39
           ss. 7.22.    Representations Regarding Real Property ...........   39

ss. 8.     AFFIRMATIVE COVENANTS OF THE BORROWER ..........................   42
           ss. 8.1.     Punctual Payment ..................................   42
           ss. 8.2.     Maintenance of Office .............................   42
           ss. 8.3.     Records and Accounts ..............................   42
           ss. 8.4.     Financial Statements, Certificates and Information    42
           ss. 8.5.     Notices ...........................................   44
           ss. 8.6.     Maintenance of Properties .........................   45
           ss. 8.7.     Insurance .........................................   45
           ss. 8.8.     Taxes .............................................   45
           ss. 8.9.     Inspection of Properties and Books ................   46
           ss. 8.10.    Compliance with Laws, Contracts, Licenses, and Permits46
           ss. 8.11.    Use of Proceeds ...................................   46
           ss. 8.12.    Guarantor Compliance ..............................   46
           ss. 8.13.    Further Assurances ................................   47
           ss. 8.14.    Updated MAI Appraisals ............................   47
           ss. 8.15.    Interest Rate Protection ..........................   47
           ss. 8.16.    Maintenance of REIT Status ........................   47

ss. 9.     CERTAIN NEGATIVE COVENANTS OF THE BORROWER .....................   47
           ss. 9.1.     Restrictions on Indebtedness ......................   47
           ss. 9.2.     Restrictions on Liens .............................   48
           ss. 9.3.     Restrictions on Investments .......................   50
           ss. 9.4.     Merger, Consolidation, Acquisition ................   50
           ss. 9.5.     Sale and Leaseback ................................   51
           ss. 9.6.     Compliance with Environmental Laws ................   51
           ss. 9.7.     Composition of Aggregated Collateral ..............   52
           ss. 9.8.     Advisory Agreement ................................   52

ss. 10.    FINANCIAL COVENANTS OF THE BORROWER ............................   52
           ss. 10.1.    Collateral Debt Service Coverage ..................   52
           ss. 10.2.    Loan to Value Ratios ..............................   52
           ss. 10.3.    Total Debt Total Assets Ratio .....................   53
           ss. 10.4.    Interest Coverage .................................   53
           ss. 10.5.    Assets Under Development ..........................   53
           ss. 10.6.    Distributions of Funds ............................   53

ss. 11     EFFECTIVE DATE; CONDITIONS TO CLOSING ..........................   53
           ss. 11.1.    Loan Documents ....................................   53
           ss. 11.2.    Certified Copies of Charter Documents .............   53


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           ss. 11.3.    Authority .........................................   54
           ss. 11.4.    Incumbency Certificate ............................   54
           ss. 11.5.    Validity of Liens .................................   54
           ss. 11.6.    Taxes .............................................   54
           ss. 11.7.    Title Insurance ...................................   54
           ss. 11.8.    Leases and Service Contracts ......................   55
           ss. 11.9.    Certificates of Insurance .........................   55
           ss. 11.10.   Hazardous Waste Assessments .......................   55
           ss. 11.11.   Opinions of Counsel ...............................   55
           ss. 11.12.   Payment of Fees ...................................   55
           ss. 11.13.   Environmental Compliance Assurances ...............   55
           ss. 11.14.   Certificate of Occupancy ..........................   55
           ss. 11.15.   Appraisals ........................................   56
           ss. 11.16.   Zoning and Land Use Regulation
                        Compliance Assurances .............................   56
           ss. 11.17.   Structural Condition Assurances ...................   56
           ss. 11.18.   Permit Assurances .................................   56
           ss. 11.19.   Surveys ...........................................   56
           ss. 11.20.   Inspection ........................................   56
           ss. 11.21.   Financial Analysis ................................   56
           ss. 11.22.   Estoppel Certificates; Non-Disturbance,
                          Attornment and Subordination Agreements .........   57
           ss. 11.23.   No Event of Default under Existing Loans ..........   57
           ss. 11.24.   Advisory Agreement ................................   57
           ss. 11.25.   Approval of Settlement ............................   57

ss. 12.    CONDITIONS TO ALL BORROWINGS ...................................   57
           ss. 12.1.    Representations True; No Event of Default .........   57
           ss. 12.2.    No Legal Impediment ...............................   58
           ss. 12.3.    Governmental Regulation ...........................   58
           ss. 12.4.    Proceedings and Documents .........................   58

ss. 13.    EVENTS OF DEFAULT; ACCELERATION; ETC ...........................   58
           ss. 13.1.    Events of Default and Acceleration ................   58
           ss. 13.2.    Termination of Commitment .........................   63
           ss. 13.3.    Remedies ..........................................   64
           ss. 13.4.    Distribution of Collateral Proceeds ...............   64

ss. 14.    SETOFF .........................................................   65

ss. 15.    EXPENSES .......................................................   65

ss. 16.    INDEMNIFICATION ................................................   66


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ss. 17.    SURVIVAL OF COVENANTS, ETC .....................................   66

ss. 18.    ASSIGNMENT AND PARTICIPATION ...................................   67
           ss. 18.1.    Conditions to Assignment by Lenders ...............   67
           ss. 18.2.    Assignment Among Lenders ..........................   67
           ss. 18.3.    Certain Representations and Warranties;
                        Limitations; Covenants ............................   68
           ss. 18.4.    Notation in Revolving Credit Note Register ........   68
           ss. 18.5.    New Notes .........................................   69
           ss. 18.6.    Participation .....................................   69
           ss. 18.7.    Pledge by Lender ..................................   70
           ss. 18.8.    Disclosure ........................................   70
           ss. 18.9.    Miscellaneous Assignment Provisions ...............   70
           ss. 18.10.   Assignment by Borrower ............................   70

ss. 19.    NOTICES, ETC ...................................................   70

ss. 20.    GOVERNING LAW ..................................................   71

ss. 21.    HEADINGS .......................................................   72

ss. 22.    COUNTERPARTS ...................................................   72

ss. 23.    ENTIRE AGREEMENT, ETC ..........................................   72

ss. 24.    WAIVER OF JURY TRIAL ...........................................   72

ss. 25.    CONSENTS, AMENDMENTS, WAIVERS, ETC .............................   72

ss. 26.    SEVERABILITY ...................................................   73

ss. 27.    RELATIONSHIP ...................................................   73


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                              EXHIBIT AND SCHEDULES

EXHIBIT A  Form of Revolving Credit Note
EXHIBIT B  Form of Loan Request
EXHIBIT C  Form of Compliance Certificate
EXHIBIT D  Form of Estoppel Certificate
EXHIBIT E  Form of Addendum to Loan Agreement
EXHIBIT F  Form of Assignment and Acceptance
EXHIBIT G  Schedule of Collateral
EXHIBIT H  Schedule of Proposed Collateral

SCHEDULE 7.3      Exceptions to Fee Title to Assets
SCHEDULE 7.4      Contingent Liabilities
SCHEDULE 7.5      Updated Balance Sheet Disclosures
SCHEDULE 7.15     Certain Transactions
SCHEDULE 7.18     Hazardous Substances
SCHEDULE 7.19     Subsidiaries
SCHEDULE 7.20     Lease Summaries
SCHEDULE 7.22     Exceptions to Representations Regarding Real Property
SCHEDULE 9.2      Permitted Liens
SCHEDULE 9.3      Existing Investments
SCHEDULE 11.11    Opinions of Counsel
SCHEDULE 11.22    Estoppel Certificates; Non-Disturbance, Attornment and
                        Subordination Agreements


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                           REVOLVING CREDIT AGREEMENT

      This REVOLVING CREDIT AGREEMENT, dated as of December 29, 1997 is by and between AEGIS REALTY OPERATING PARTNERSHIP, L.P. (the "Borrower"), a Delaware limited partnership having its principal place of business c/o Related Capital Company, 625 Madison Avenue, New York, New York 10022-1801, and BANKBOSTON, N.A., a national banking association, having its principal executive offices at 100 Federal Street, Boston, Massachusetts 02110, individually and as agent as set forth herein (the "Agent").

      ss. 1.      DEFINITIONS AND RULES OF INTERPRETATION.

      ss. 1.1.    Definitions. The following terms shall have the meanings set forth in this ss. 1 or elsewhere in the provisions of this Agreement referred to below:

      Addendum Fee. A fee to be paid by the Borrower to the Agent, for the ratable benefit of itself and the other Lenders, contemporaneously with the execution and delivery by the Borrower of each Addendum to Loan Agreement, in an amount equal to 0.375% of the increase in the Maximum Advance Amount pursuant to such Addendum to Loan Agreement but only to the extent such increase is based on the delivery of Collateral other than the original Proposed Collateral.

      Addendum to Loan Agreement. The Addendum to Loan Agreement entered into from time to time pursuant to ss. 6.7, in the form of Exhibit E hereto.

      Advisor. Related Aegis LP, a Delaware limited partnership.

      Advisory Agreement. The Advisory Agreement between the Advisor, the REIT and the Borrower dated as of October 1, 1997, pursuant to which the Advisor performs investment advisory services and manages the REIT's and the Borrower's assets and day-to-day affairs.

      Affiliate. Any corporation, partnership, limited liability company, association, trust, or other business entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another corporation, partnership, limited liability company, association, trust, or other business entity, including, without limitation, Subsidiaries.

      Agency Fee. A fee paid by the Borrowers to the agent at such times, in such manner and in such amounts as is set forth in the Fee Agreement.

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      Agent. BankBoston, N.A., and its successors in its capacity as agent as more particularly set forth in ss. 4.

      Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

      Appraised Value. The fair market value of each item of Collateral determined by the Agent's internal appraisal department, from time to time on the basis of the most current appraisal of such Collateral delivered to the Agent in connection with any Collateral or pursuant to ss. 8.14 hereof as adjusted in a manner consistent with the Uniform Standards of Professional Appraisal Practice, Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and applicable Agent policies as in effect from time to time.

      Assigned Loans. Any loans the lender's interests under which are at any time pledged to the Lenders by any party to secure the Obligations or to secure the obligations of a party under any Guaranty, as more particularly described in the Schedule of Collateral.

      Assignment and Acceptance. See ss. 18.1.

      Assignment of Additional Loan Documents. Any instrument, in form and substance acceptable to the Agent, pursuant to which a party granting an Assignment of Mortgage assigns to the Agent a perfected first priority security interest in any additional underlying loan documents associated with such Mortgage to secure the Obligations or to secure the obligations of a party under any Guaranty.

      Assignment of Assignment of Rents and Leases. Any instrument, in form and substance acceptable to the Agent, pursuant to which a party assigns its lender's interest in leases and rents related to any mortgaged property to secure the Obligations or the obligations of a party under a Guaranty.

      Assignment of Mortgage. Any instrument, in form and substance acceptable to the Agent, given at any time assigning a lender's rights in a perfected first priority security interest in real property to secure the Obligations or to secure the obligations under any Guaranty.

      Assignments of Related Collateral. Any instrument given at any time granting a first priority lien in the right, title and interest of any party in and to all of the licenses, permits, contracts and agreements relating to any real property that is the subject of a Deed of Trust to secure the Obligations or to secure the obligations under any Guaranty.

      Assignments of Rents and Leases. Any instrument, in form and substance acceptable to the Agent, given at any time granting a first priority lien in the right, title and interest of any party in and to all of the leases between such party, as lessor, and the individual tenants, as lessees, relating to any real property that is the subject of a Deed of Trust to secure the Obligations or to secure the obligations under any Guaranty.

      Balance Sheet Date. March 31, 1997 (being the date of the pro forma balance sheet set forth in the Solicitation Statement).

      Base Rate. The annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts as its "base rate" as in effect from time to time.

      Base Rate Loans. Those Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

      Borrower. Aegis Realty Operating Partnership, L.P., a Delaware limited partnership.

      Borrower Collateral. Collateral given by the Borrower to secure the Obligations as more particularly described in the Schedule of Collateral and in the Security Documents listed therein with respect to such Collateral.

      Building. See ss. 7.23(a).

      Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Borrower or any Guarantor now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in any of the Real Estate, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tank, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of the building standing on any Real Property (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower unless the same be abandoned by any such lessee or other occupant or person), together with any and all replacements thereof and additions thereto.

      Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

      Capitalized Leases. Leases under which the Borrower, or any of the Guarantors is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

      CERCLA. See ss. 7.18.

      Code. The Internal Revenue Code of 1986, as amended.

      Collateral. All of the property, rights and interests of the Borrower and of the Guarantors that are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents and other related deliveries, including, without limitation the Mortgaged Properties, the Pledged Partnership Interests, the Assigned Loans and all other property identified as such given by Borrower, the Guarantors or any other party at any time to secure either the Obligations or the obligations of any party under any Guaranty.

      Collateral Cure Condition. See ss. 13.1(d).

      Collateral Operating Cash Flow. For any fiscal period of the Borrower and the Guarantors, Net Operating Income from the Collateral for such period, in each case determined in accordance with GAAP. Notwithstanding the foregoing, with respect to the Assigned Loans, Collateral Operating Cash Flow shall be determined on the basis of statements of interest income for such period and other applicable information as provided to the Borrower by Related Mortgage Corporation, or any successor thereto.

      Commitment. $40,000,000, as may be reduced in accordance with the terms hereof.

      Commitment Percentage. With respect to each Lender, the percentage representing the ratio of such Lender's interest in the rights and obligations of the Lenders hereunder to the aggregate Commitment as held by all of the Lenders.

      Compliance Certificate. A statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss. ss. 10.1 through 10.6, inclusive, and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and the Guarantors, consolidated in accordance with GAAP.

      Consolidated Development Assets. A portion of Consolidated Total Assets consisting of the sum of (i) the book value of new construction projects, (ii) the book value attributed to any pad development of any existing developed property, and (iii) the book value of any existing developed property where greater than fifty percent (50%) of the improvements measured either in total square feet of rentable floor area or value are being demolished and reconstructed or otherwise substantially reconstructed.

      Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and the Guarantors, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary items of income.

      Consolidated Tangible Net Worth. Consolidated Total Assets less Consolidated Total Liabilities, and less the sum of:

            (a) the total book value of all assets of the Borrower and the Guarantors properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

            (b) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

      Consolidated Total Assets. The sum of the following:

            (a) the value of all of the real estate assets owned in fee by the Borrower and the Guarantors, which shall be determined by capitalizing the Net Operating Income of each such asset for the period of four consecutive fiscal quarters then ended at a capitalization rate of 10% (except that said capitalization rate shall be 9.25% for multi-family residential properties); provided that until the first fiscal quarter end date that is at least one year after the date any real estate asset is acquired by the Borrower or any Guarantors (including any property acquired by foreclosure of a mortgage loan or receipt of a deed in lieu of foreclosure of a mortgage loan) the value thereof shall be deemed to be its Appraised Value.

            (b) the value of all interests in real estate assets owned indirectly by the Borrower and the Guarantors, which shall be determined as equal to the value at which such interests are carried on the consolidated balance sheet of the Borrower and the Guarantors in accordance with GAAP;

            (c) the value of all of the first mortgage loans owned, either legally or beneficially, by the Borrower and the Guarantors (excluding loans on properties owned in fee by the Borrower or a Guarantor), which shall be determined as equal to the value at which such mortgage loans are carried on the consolidated balance sheet of the Borrower and the Guarantors in accordance with GAAP minus (without double counting) any reserves relating thereto; plus

            (d) the value of all raw land and any construction work in progress (unless included above) owned by the Borrower and the Guarantors, which shall be determined to be equal to the value at which such assets are carried on the consolidated balance sheet of the Borrower and the Guarantors in accordance with GAAP; plus

            (e) the value of any tangible assets owned directly or indirectly by, or associated with, any property management company owned directly or indirectly by the Borrowers or any of the Guarantors, which shall be determined as equal to the value at which such assets are carried on the consolidated balance sheet of the Borrower and the Guarantors in accordance with GAAP; plus

            (f) other tangible or financial assets, including cash, securities, accounts receivable and escrows at the value thereof shown on the consolidated balance sheet of the Borrower and the Guarantors in accordance with GAAP minus (without double counting) related reserves.

      Notwithstanding any provision of the foregoing to the contrary, there shall not be included in Consolidated Total Assets (i) intangible assets, including without limitation any goodwill or deferred debt costs, and (ii) any other asset not identified in paragraphs (a) through (e) above.

      Consolidated Total Liabilities. All liabilities of the Borrower and the Guarantors determined on a consolidated basis in accordance with GAAP and all Indebtedness of the Borrower and the Guarantors, whether or not so classified, but excluding up to $15,000,000 of contingent liabilities that are solely performance guaranties for construction completion.

      Conversion Request. A notice given by the Borrower to the Agent of its election to convert one Type of Revolving Credit Loan or one Type of all or a portion of the Term Loan to another Type of Loan, or to continue such Revolving Credit Loan in accordance with ss. 2.6.

      Deed of Trust. Any instrument, in form and substance satisfactory to the Agent, given at any time granting a mortgage, deed of trust or other lien on real property to secure the Obligations or to secure the obligations under any Guaranty.

      Default. See ss. 13.1.

      Default Rate The lower of (i) four percent (4%) above the then applicable highest rate of interest under the Note, or (ii) the highest rate permitted by law. Dollars or $. Dollars in lawful currency of the United States of America.

      Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made or the date on which any Loan of one Type is to be converted to another Type or continued pursuant to ss. 2.5 or 2.6 hereof.

      EBITDA. With respect to any Person for any fiscal period, an amount equal to the sum of (a) the Net Income of such Person for such fiscal period plus (b) depreciation, amortization, interest expense and taxes deducted in calculating such Net Income, plus (c) any extraordinary or nonrecurring losses deducted in calculating such Net Income, minus (d) any extraordinary or nonrecurring gains included in calculating such Net Income, all as determined in accordance with GAAP.

      Effective Date. See ss. 11.

      Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country which is a member of the OECD.

      Employee Benefit Plan. Any employee benefit plan within the meaning of ss. 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

      Environmental Laws. See ss. 7.18(a).

      ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

      ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under ss. 414 of the Code.

      Estoppel Certificate. See ss. 11.22

      Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

      Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/100 of one percent) of (a) the rate at which the Agent is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in an interbank Eurodollar market where the Eurodollar and foreign currency and exchange operations of the Agent are customarily conducted at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

      Eurodollar Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

      Event of Default. See ss. 13.1.

      Existing Term Loan. The term loan from the Agent to the Borrower evidenced by a certain Note dated October 1, 1997, in the original principal amount of $2,000,000, made by the Borrower to the order of the Agent secured by a Mortgage and Security Agreement and other loan documents of even date therewith.

      Existing Third-Party Indebtedness. The existing indebtedness of the Borrower or any Guarantors listed in Schedule 9.1 hereof.

      Fee Agreement. The agreement between the Borrower and the Agent setting forth the Underwriting Fee and the Agency Fee in connection with this Agreement and the Revolving Credit Loans.

      Funds from Operations. With respect to any Person for any fiscal period, net income (computed in accordance with GAAP), excluding gains (or losses) from
(i) debt restructuring, (ii) sales of property, and (iii) sub-tier equity loans given in connection with participation interests in FHA co-insured mortgage loans, to the extent the accounting treatment of such equity loans (in accordance with GAAP) will cause the write-off of such equity loans; plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

      GAAP. Generally accepted accounting principles, that is, (a) when used in ss. 10, whether directly or indirectly through reference to a capitalized term used therein, (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Borrower adopting the same principles; provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

      Governmental Authority. The United States of America, the State in which any subject item of Collateral is located, the city or town in which any subject item of Collateral is located, and any political subdivision, agency, authority, department, commission, board, bureau, or instrumentality of any of them.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss. 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guarantor. The REIT, Insured I, Insured II TCR-Pinehurst or any other party to any Guaranty.

      Guaranty. The REIT Guaranty, Insured I Guaranty, Insured II Guaranty, TCR-Pinehurst Guaranty and or other guaranty given by any party at any time pursuant to which such party guaranties to the Lenders the payment and performance of the Obligations, in form and substance satisfactory to the Agent.

      Hazardous Materials Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials, dated as of the Effective Date, by Borrower, the REIT, Insured I, Insured II and TCR-Pinehurst indemnifying the Agent with regard to the Real Property in form and substance satisfactory to the Agent.

      Hazardous Substances. See ss. 7.18(b).

      Indebtedness. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

      Insured I. Summit Insured Equity L.P., a Delaware limited partnership.

      Insured I Collateral. Collateral given by Insured I to secure the obligations of Insured I under Insured I Guaranty, as more particularly described in the Schedule of Collateral and in the Security Documents listed therein with respect to such Collateral.

      Insured I Guaranty. The Unconditional Guaranty of Payment and Performance, dated as of the Effective Date, pursuant to which Insured I guaranties to the Agent the payment and performance of the Obligations, in form and substance satisfactory to the Agent.

      Insured II. Summit Insured Equity L.P. II, a Delaware limited partnership.

      Insured II Collateral. Collateral given by Insured II to secure the obligations of Insured II under the Insured II Guaranty, as more particularly described in the Schedule of Collateral and in the Security Documents listed therein with respect to such Collateral.

      Insured II Guaranty. The Unconditional Guaranty of Payment and Performance dated as of the Effective Date, pursuant to which Insured II guaranties to the Agent the payment and performance of the Obligations, in form and substance satisfactory to the Agent.

      Interest Payment Date. As to any Loan, the last day of the calendar month.

      Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request:
(i) for any Base Rate Loan, the last day of the calendar quarter in which such Drawdown Date occurs; and (ii) for any Eurodollar Rate Loan, 1, 2, or 3 months after such Drawdown Date; and (b) thereafter, each period commencing on the day after the last day of the immediately preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as applicable; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

            (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

            (C)   if the Borrower shall fail to give notice as provided in
Section 2.7 herein, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

            (D) with respect to any Eurodollar Rate Loan, any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

            (E) any Interest Period relating to any Base Rate Loan that would otherwise extend beyond the Maturity Date relating thereto shall end on such Maturity Date.

      Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Leases. The leases in effect from time to time between the owner and the tenants of any Real Property.

      Lease Summaries. See ss. 7.20.

      Lenders. BankBoston, N.A. and any other lending institution or Person who becomes an assignee of or participant in any rights of a Lender pursuant to ss. 18.

      Loan Documents. This Agreement, the Notes, the Security Documents, the Hazardous Materials Indemnity Agreement, the Representation Letters and all other instruments executed by Borrower or any of the Guarantors or others in connection with the transactions contemplated by this Agreement.

      Loan Request. See ss. 2.6.

      Loans. Revolving Credit Loans.

      Majority Lenders. Lenders who in the aggregate hold rights to 66.67% of the Commitment.

      Management Subordination Agreements. With respect to the Real Properties for which property management agreements exist, agreements executed by the property managers under such agreements pursuant to which such managers agree that all present or future liens or claims of such manager shall be subordinate to all liens and rights of the Lenders under the loan documents in form and substance satisfactory to the Agent.

      Maturity Date. See ss. 3.1.

      Maximum Advance Amount. The maximum aggregate principal amount that may be outstanding (after giving effect to all amounts requested) under all Revolving Credit Loans hereunder from time to time during the term hereof, which shall be the sum of the values determined for all of the Collateral in accordance with the loan-to-value ratios set forth in ss. 10.2, as such sum is required to be reduced in order for the Borrower to be in compliance with all of the covenants and conditions set forth herein.

      Mortgaged Property. Any Real Property as to which a mortgage, deed of trust, lien or security interest is given to secure the Obligations or to secure the obligations under any Guaranty.

      Multiemployer Plan. Any multiemployer plan within the meaning of ss. 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP.

      Net Operating Income. With respect to any Person (or any asset of any Person) for any fiscal period, an amount equal to the sum of (a) the Net Income (or Deficit) of such Person (or attributable to such asset) for such fiscal period, plus (b) depreciation and amortization, interest expense, corporate general and administrative expenses allocated to such Person (or asset) and any extraordinary or nonrecurring losses deducted in calculating such Net Income, minus (c) an annual replacement reserve of $200 per unit for multi-family housing projects or $0.15 per rentable square foot, for retail commercial projects, and minus (d) any extraordinary or nonrecurring gains included in calculating such Net Income, all as determined in accordance with GAAP.

      New York Life Loan. That certain mortgage loan from New York Life Insurance Company to Insured I, the outstanding indebtedness of which is as of the date hereof approximately $5,353,530.

      Non-Disturbance, Attornment and Subordination Agreements. See ss. 11.22.

      Note. The Revolving Credit Note, as may be amended, substituted, and replaced in whole or in part as provided herein, and in effect from time to time.

      Obligations. All indebtedness, obligations and liabilities of the Borrower to the Agent or the Lenders existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes, or other instruments at any time evidencing any thereof.

      Original Proposed Collateral. The Collateral more particularly identified in Exhibit H hereto.

      Other Partnerships. Other than the Borrower and the Guarantors, any partnership or other Person that owns any of the Other Real Property or any other asset base of any of the Collateral other than the Mortgaged Property.

      Other Real Property. Any Real Property that is the asset base of any Collateral that is not Mortgaged Property, including, without limitation, Collateral consisting of partnership interests in partnerships owning such real property and lenders' interests in mortgage loans secured by such real property.

      Other Recourse Indebtedness. Any indebtedness, or any portion of any indebtedness, whether direct or contingent, incurred at any time by the Borrower or any Guarantors, other than Revolving Credit Loans, as to which the lender thereunder has recourse against the general assets of the Borrower or any of the Guarantors, respectively.

      Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

      PBGC. The Pension Benefit Guaranty Corporation created by ss. 4002 of ERISA and any successor entity or entities having similar responsibilities.

      Permitted Liens. Liens, security interests and other encumbrances permitted by ss. 9.2.

      Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Pledge Agreements. Any instrument, in form and substance satisfactory to the Agent, given at any time pursuant to which any party pledges to the Lender its partnership interest in any partnership to secure the Obligations or the obligations of such party under a Guaranty.

      Pledged Partnership Interest. The interest of any party in a partnership, which interest is pledged as Collateral.

      Real Estate Investment Trust. A Real Estate Investment Trust, as that term is used in ss. ss. 856 - 860 of the Code and the related regulations.

      Real Property. The Mortgaged Property and the Other Real Property.

      REIT. Aegis Realty, Inc., a Maryland corporation.

      REIT Collateral. Collateral given by the REIT to secure the obligations of the REIT under the REIT Guaranty, as more particularly described in the Schedule of Collateral and in the Security Documents listed therein with respect to such Collateral.

      REIT Guaranty. The Unconditional Guaranty of Payment and Performance, dated as of the Effective Date, pursuant to which the REIT guaranties to the Agent the payment and performance of the Obligations, in form and substance satisfactory to the Agent.

      REIT Mortgage Notes. The Promissory Notes of which the REIT is a holder pursuant to Assigned Loans.

      Related Collateral. Any property given to secure the Obligations or the obligations of any Guarantor pursuant to an Assignment of Related Collateral.

      Representation Letters. Letters from the owner of Other Real Property to the Agent, in which such Person certifies certain matters to the Agent, in form and substance satisfactory to the Agent as may be requested by Agent from time to time in its reasonable discretion.

      Revolving Credit Loans. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to ss. 2.

      Revolving Credit Note.  See ss. 2.4.

      Revolving Credit Note Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

      Schedule of Collateral. The Schedule of Collateral attached hereto as Exhibit G and made a part hereof, setting forth the Real Property, the owners thereof, the Collateral, and the Security Documents to be given by the owners of each item of Collateral.

      Security Documents. The Deeds of Trust, the Guaranties, the Assignments of Rents and Leases, the Assignments of Related Collateral, the Assignments of Mortgage, the Non-Disturbance, Attornment and Subordination Agreements, the Pledge Agreements, the Subordination Agreements, the Management Subordination Agreements, all other documents and instruments delivered and to be delivered in connection therewith, including, without limitation, all UCC financing statements, and any other agreement, document or instrument now or hereafter securing the Obligations or the obligations of any party under any Guaranty, whether directly or indirectly.

      7-Year Treasury Rate. The rate set forth in the H.15(519) weekly statistical release published by the Board of Governors of the Federal Reserve System or any successor publication for treasury bills to be auctioned on such date (or if not available for such date, the nearest date thereto on which such treasury bills are auctioned) having a maturity of seven years from such date (or, if no seven year treasury bills are then being auctioned, treasury bills having the nearest approximate date).

      Solicitation Statement. The Solicitation Statement of the REIT as filed with the Securities and Exchange Commission on June 3, 1997.

      Subordination Agreements. The Subordination Agreements, dated as of the Effective Date, made by the Borrower, the REIT, the Guarantors, and Advisor in favor of the Lenders, in form and substance satisfactory to the Agent, and any other such instrument given at any time in favor of the Lenders in connection with the Obligations or the obligations of any party under any Guaranty including, without limitation, the Management Subordination Agreements.

      Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      TCR-Pinehurst. TCR-Pinehurst Limited Partnership, a Missouri limited partnership.

      TCR-Pinehurst Collateral. Collateral given by TCR-Pinehurst to secure the obligations of TCR-Pinehurst under the TCR-Pinehurst Guaranty, as more particularly described in the Schedule of Collateral and in the Security Documents listed therein with respect to such Collateral.

      TCR-Pinehurst Guaranty. The Unconditional Guaranty of Payment and Performance dated as of the Effective Date, pursuant to which Insured II guaranties to the Agent the payment and performance of the Obligations, in form and substance satisfactory to the Agent.

      Third Party Indebtedness. Any loans under which the Borrower or any Guarantor owes money, or guarantees or otherwise acts as a surety for the obligation of another to pay money other than the Obligations, except for loans from Affiliates of Borrower or any Guarantor as expressly permitted herein.

      Total Debt. All Indebtedness of the Borrower and the Guarantors in the aggregate, which, in accordance with GAAP, should be classified as Indebtedness on the financial statements of the Borrower and the Guarantors, including, without limiting the foregoing, any credit extended (other than short term trade payables) which in accordance with GAAP should be classified as Indebtedness, including, without limitation, the currently maturing portion of any long-term Indebtedness and all remaining portions of any Indebtedness previously classified as long-term Indebtedness but no longer so classified due to a final maturity scheduled to occur in the current period. Total indebtedness shall also include any off-balance-sheet contingent liabilities of the Borrower and the Guarantors, including, without limitation, letters of credit and loan guaranties.

      Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

      Underwriting Fee. A fee paid by the Borrower to the Agent contemporaneously with the execution and delivery of this Agreement, in an amount and in the manner set forth in the Fee Agreement.

      ss. 1.2.    Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

                  (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

      ss. 2.      THE REVOLVING CREDIT FACILITY.

      ss. 2.1.    Existing Term Loan. The Borrower acknowledges and agrees that immediately prior to giving effect to the transactions contemplated by ss. 11 hereof, the aggregate outstanding principal amount of the Existing Term Loan is $2,000,000. The Borrower acknowledges its liability under the Existing Term Loan and promises to pay the Existing Term Loan in accordance with and otherwise comply with the provisions of all instruments relating thereto.

      ss. 2.2.    Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, the Lenders agree to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Effective Date until the Maturity Date or such earlier date as determined in accordance with the terms hereof, upon notice by the Borrower to the Agent given in accordance with ss. 2.6, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) the Maximum Advance Amount and (ii) the Commitment. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss. 11 and ss. 12, in the case of the initial Loan Request hereunder, and ss. 12, in the case of all other Loan Requests, have been satisfied on the date of such request.

      ss. 2.3.    The Revolving Credit Note. The Revolving Credit Loans shall be evidenced by a promissory note of the Borrower in substantially the form of Exhibit A hereto (as may be amended and in effect from time to time, the "Revolving Credit Note"), dated the Effective Date and completed with appropriate insertions. The Revolving Credit Note shall be payable to the order of the Lenders in the principal amount equal to the Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by the Lenders, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on the Revolving Credit Note, an appropriate notation on the Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lenders, but the failure to record, or any error in so recording, any such amount on the Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Revolving Credit Note to make payments of principal of or interest on the Revolving Credit Note when due.

      ss. 2.4.    Interest on Revolving Credit Loans.

                  (a) Subject to ss. 5.10 hereof, each Revolving Credit Loan which is a Base Rate Loan shall bear interest during each Interest Period applicable thereto at the per annum rate equal to one-half percent (.5%) below the Base Rate.

                  (b) Subject to ss. 5.10 hereof, each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest during each Interest Period applicable thereto at the per annum rate equal to one and five-eighths percent (1.625%) above the Eurodollar Rate determined for such Interest Period.

                  (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

      ss. 2.5.    Requests for Revolving Credit Loans. The Borrower shall give to the

Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (a) two (2) Business Days prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan, provided, that with respect to Eurodollar Rate Loans, the Borrower may not specify an Interest Period which extends beyond the scheduled Revolving Credit Maturity Date, (iv) the Type of such Revolving Credit Loan, and (v) the purpose for which the proceeds of such Revolving Credit Loan shall be used. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each such notice shall be deemed to be a representation and warranty of the Borrower to the Lenders that all of the conditions set forth in ss. 12 have been satisfied. Each Loan Request shall be in a minimum aggregate amount of $250,000 or an integral multiple of $25,000 if in excess thereof.

      ss. 2.6.    Conversion Options.

                  (a) The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days' prior written notice of such election; (iii) no Loan may be converted into a Eurodollar Rate Loan when any Event of Default has occurred and is continuing; (iv) any partial conversion of any Revolving Credit Loan shall be in a minimum aggregate principal amount of $250,000 or an integral multiple of $25,000 if in excess thereof; and (v) each request for a conversion or partial conversion shall be irrevocable and binding on the Borrower. All or any part of outstanding Revolving Credit Loans of any Type may be converted as provided herein.

                  (b) Any Revolving Credit Loans of either Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss. 2.7(a); provided that no Eurodollar Rate Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default. No conversion request or other notice shall be necessary to maintain a Revolving Credit Loan or any portion thereof as a Base Rate

Loan.

                  (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Revolving Credit Loan, such Loan shall automatically convert to a Base Rate Loan upon expiration of the then current Interest Period.

                  (d) Notwithstanding anything to the contrary contained herein, the Borrower may not convert a Base Rate Loan to a Eurodollar Rate Loan under ss. 2.7(a) hereof or continue a Eurodollar Rate Loan as such under ss. 2.7(b) hereof if the Interest Period applicable thereto extends beyond the scheduled Revolving Credit Maturity Date.

                  (e) Notwithstanding anything to the contrary contained herein, at no time may the Borrower maintain more than five (5) Eurodollar Rate Loans under this Agreement.

                  (f) If after requesting a conversion or partial conversion of a Revolving Credit Loan to a Eurodollar Rate Loan, the Borrower fails to borrow or Convert any Eurodollar Rate Loan, the Borrower shall indemnify the Lenders and Agent against any loss or expense incurred by the Lenders and Agent as a result of such failure including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lenders to fund or maintain a Loan to be made by the Lenders and the compensation as provided for in Section 5.9 herein.

                  (g) Each request for a conversion or partial conversion given hereunder by the Borrower shall be made by telephone, telecopy, telex or cable, in each case confirmed immediately in writing in the same manner specified for notices herein, and shall, within the restrictions set forth in this ss. 2.7, specify (i) the date of such conversion, (ii) the Revolving Credit Loan or Loans to be converted, (iii) if a partial conversion, the amount to be converted, and (iv) if such conversion is to a Eurodollar Rate Loan, the duration of the initial Interest Period for such Loans.

      ss. 2.7.    Facility and Agency Fees.

                  (a) For the period commencing on the date hereof and ending on the Maturity Date, the Borrower shall pay to the Lenders, quarterly in arrears on the last day of March, June, September and December of each year, commencing on the first such date after the Effective Date, and on the Maturity Date, a facility fee computed at the rate of one-quarter percent (1/4%) per annum on the daily average amount during such quarter or portion thereof then ended by which the Commitment exceeded the aggregate outstanding principal balance of all Revolving Credit Loans.

                  (b) For the period commencing on the date hereof and ending on the Maturity Date, the Borrower shall pay to the Agent the Agency Fee in the manner set forth in the Fee Agreement.

      ss. 2.8     Reduction of Commitment. The Borrower shall have the right at any time upon five (5) Business Days' prior written notice to the Agent to reduce by an integral multiple of $100,000 or terminate entirely the unborrowed portion of the Commitment, whereupon the Commitment shall be permanently reduced by the amount specified in such notice or, as the case may be, terminated. No reduction of the Commitment may be reinstated.

      ss. 3.      REPAYMENT OF THE REVOLVING CREDIT LOANS.

      ss. 3.1.    Term of the Commitment.

                  (a) Unless terminated earlier pursuant to the provisions of this Agreement, the Lenders commitment to make Loans shall be in effect through the third anniversary of the Effective Date (the "Maturity Date").

                  (b) The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

                  (c) Upon full payment of all of the Loans and all fees and costs required to be paid by the Borrower and the fulfillment of all other obligations of the Borrowers hereunder or under any of the other Loan Documents, the Borrower may terminate this Loan Agreement by written notice to the Agent, whereupon this Loan Agreement shall be terminated and Borrower shall have no further rights hereunder.

      ss. 3.2.    Mandatory Repayments of Revolving Credit Loans. If at any time prior to the Maturity Date, the sum of the outstanding amount of the Revolving Credit Loans exceeds the Maximum Advance Amount (an "Overadvance") then the Borrower shall pay within five (5) business days the amount of such excess (the "Excess Amount") to the Agent for application to the Revolving Credit Loans. In the alternative, within said five (5) business days, the Borrower may deliver to the Agent for approval, which approval shall not be unreasonably withheld, delayed or conditioned, a plan for the addition of Collateral or an asset sale that will cure the Overadvance within sixty (60) days from the initial notice of said Overadvance. Within said sixty (60) day period, consistent with said plan, Borrower shall either (a) conduct an asset sale and pay an amount to the Agent which is at least equal to the Excess Amount for application to the Revolving Credit Loans, or (b) deliver or cause to be delivered additional Collateral to secure the Obligations in accordance with and subject to Section 6.8 hereof so that the amount of the Revolving Credit Loans is equal to or less than the Maximum Advance Amount. In addition, the Borrower shall have the right to extend said sixty (60) day period for an additional period of thirty (30) days, but only if the Borrower submits to the Agent prior to the expiration of said sixty (60) day period a written extension request attached to which is a copy of a fully executed, non-contingent purchase and sale agreement pertaining to the planned asset sale under which (i) the closing date must occur prior to the end of the proposed thirty (30) day extension period, and (ii) the net proceeds to the seller, when delivered to the Agent, would cure the Overadvance. The failure to submit an acceptable plan to the Agent within said five (5) business day period, or the failure to otherwise cure an Overadvance in accordance with the foregoing within said sixty (60) day period (as it may be extended in accordance herewith),shall constitute an Event of Default.

      ss. 3.3.    Optional Repayments of Revolving Credit Loans. The Borrower
shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium; provided that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loan pursuant to this ss. 3.3 may be made only on the last day of the Interest Period relating thereto unless simultaneously with the prepayment the Borrower pays, together with and in addition to the amount of the prepayment, an amount determined by the Bank to be a reasonable estimate of its breakage costs in connection therewith. The Borrower shall thereafter pay the Agent promptly on demand any additional sums constituting breakage costs not previously paid by the Borrower and incurred by the Agent as determined by the Agent in its reasonable discretion. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Eurodollar Business Days' notice of any proposed repayment pursuant to this ss. 3.3 of Eurodollar Rate Loans, and at least one (1) Business Day's notice of any proposed repayment pursuant to this ss. 3.3 of Base Rate Loans, in each case specifying the proposed date of payment of Revolving Credit Loans and the principal amount to be paid. Each such partial prepayment of the Revolving Credit Loans shall be in an amount not less than $250,000, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied, in the absence of instruction by the Borrower first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans.

      ss. 3.4.    Default Interest. Upon the occurrence of an Event of Default, at the option of the Majority Lenders, all amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to the Default Rate until all such amounts shall be paid in full (after as well as before judgment).

      ss. 4.      THE AGENT

      ss. 4.1.    Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Lenders is and shal be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender. As between the Borrower and the Lenders, the actions of the Agent shall be binding on all of the Lenders.

      ss. 4.2.    Employees and Agents. The Agent may exercise its powers and execute its duties by or though employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonable determine, and, except as otherwise provided herein, during the continuation of an Event of Default, or in the course of enforcing the rights of the Agent and the Lenders hereunder, or in the course of responding to a request of the Borrower not otherwise set forth herein, all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

      ss. 4.3.    No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for any waiver, consent or approval given or any action taken or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents or in connection herewith or therewith or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      ss. 4.4.    No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Note, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Note, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Note, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of the Guarantors, the Borrower or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Note. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any Note connected herewith shall have been duly authorized or is true, accurate and complete. The Agent has not made or does it now make any representations or warranties, express or implied, nor does it assume any liability to any Lender, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their Subsidiaries.

      ss. 4.5.    Payments.

                  (a) A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Note or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of ss. 12 with respect to making dispositions and arrangements with the other Lenders, whether such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      ss. 4.6.    Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      ss. 4.7.    Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required hereunder), and liabilities of every nature and character arising out of or related to this Agreement, the Note, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      ss. 4.8.    Agent as Lender. In its individual capacity, Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

      ss. 4.9.    Resignation. The Agent may resign only with the written
consent of the Borrower, or as required by applicable law or regulation, by giving 60 days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint as a successor Agent any bank whose senior debt obligations are rated not less than "A2" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Ratings Group and which has total assets in excess of $10 billion. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank whose debt obligations are rated not less than "A2" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Ratings Group and which has total assets in excess of $10 billion. Upon the acceptance of any appointment as agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the right, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      ss. 4.10.   Notification of Defaults and Events of Default. Each Lender
hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss. 14.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

      ss. 4.11.   Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonable request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights of such other legal equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless form all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

      ss. 4.12.   Obligations of the Borrower. Except as expressly set forth in this Paragraph 4 and in Paragraph 18, the Borrower shall have no obligations with regard to the relationship between the Agent and the other Lenders or among the Lenders, and the Borrower shall be required to deal only with the Agent with respect to all matters pertaining to the Loans.

      ss. 5.      CERTAIN GENERAL PROVISIONS.

      ss. 5.1. Underwriting/Commitment Fee. The Borrower agrees to pay to the Agent on the Effective Date the Underwriting Fee.

      ss. 5.2.    Funds for Payments.

                  (a) All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent at its head office at 100 Federal Street, Boston, Massachusetts 02110, or at such other location in the Boston, Massachusetts area that the Agent may from time to time designate, in each case in immediately available funds.

                  (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Agent to receive the same net amount which the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      ss. 5.3.    Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Busines Day, and interest shall accrue during such extension.

      ss. 5.4.    Inability to Determine Eurodollar Rate. In the event that
prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any Loan Request with respect to Eurodollar Rate Loan shall be automatically withdrawn and shall be deemed to be a request for a Base Rate Loan, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the

Lenders to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower.

      ss. 5.5.    Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for the Lenders to make or maintain Eurodollar Rate Loans, the Agent shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of the Lenders to make Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent upon demand, any additional amounts necessary to compensate the Agent for any actual costs incurred by the Lenders in making any conversion in accordance with this ss. 5.5, including any interest or fees payable by the Agent to Lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

      ss. 5.6.    Additional Costs, Etc. If any future, or change in any
present, applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lenders by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject the Lenders to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Commitment or the Loans (other than taxes based upon or measured by the income or profits of the Lenders or the like), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits or the like) of payments to the Agent of the principal of or the interest on any Loans or any other amounts payable to the Lenders under this Agreement or the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Agent, or

                  (d) impose on the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Commitment, or any class of loans or commitments of which any of the Loans or the Commitment forms a part;

and the result of any of the foregoing is:

                  (i) to increase the actual cost to the Lenders of making, funding, issuing, renewing, extending or maintaining any of the Loans or the Commitment, or

                  (ii) to reduce the amount of principal, interest or other amount payable to the Agent hereunder on account of the Commitment or any of the Loans, or

                  (iii) to require the Lenders to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to the Agent such additional amounts as will be sufficient to compensate the Lenders for such additional cost, reduction, payment or foregone interest or other sum.

      ss. 5.7.    Capital Adequacy. If any future, or change in any present, law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Lenders or any corporations controlling the Lenders and the Majority Lenders determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans made pursuant hereto, then the Agent may notify the Borrower of such fact. Except to the extent that the costs of such increased capital requirements are reflected in the Base Rate applicable with respect to Base Rate Loans, the Borrower and the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate the Lenders in light of these circumstances. If the Borrower and the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), an additional fee shall be payable hereunder in an amount that will, in the Agent's reasonable determination, provide adequate compensation. The Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

      ss. 5.8.    Certificate. A certificate setting forth any additional
amounts payable pursuant to ss. 5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing.

      ss. 5.9.    Indemnity. The Borrower agrees to indemnify the Lenders and to hold the Lenders harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Lenders may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Agent to Lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Eurodollar Rate Loan Request or (c) the making of any payment of a Eurodollar Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Agent to Lenders of funds obtained by it in order to maintain any such Loans. Such loss shall include, without limitation, an amount, as applicable, calculated as follows:

                  (a) First, the Agent shall determine the amount by which (i) the total amount of interest would have otherwise accrued hereunder on each installment of principal so paid or requested in a Conversion Request but not borrowed, during the period beginning on the date of such payment or failure to borrow and ending on the date such installment would have been due (the "Reemployment Period"), exceeds (ii) the total amount of interest which would accrue, during the Reemployment Period, on any readily marketable bond or other obligation of the United States of America designated by the Agent in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or requested in a Conversion Request but not borrowed and to have a maturity comparable to the Reemployment Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time of designation. Each sum amount is hereafter referred to as an "Installment Amount".

                  (b) Second, each Installment Amount shall be treated as payable as of the date on which the related principal installment would have been payable by the

Borrower had such principal installment not been prepaid or requested in a Conversion Request but not borrowed.

                  (c) Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same annual interest rate as that payable upon the bond or other obligation of the United States of America designated as aforesaid by the Agent.

      ss. 5.10.   Late  Fee. A late fee in an amount equal to three percent (3%)
of the amount of any principal or interest or any other amount not paid when due shall be payable by the Borrower on demand by the Agent.

      ss. 5.11.   Non-Discriminatory Charges. Any additional costs chargeable to the Borrower under Sections 5.5, 5.6 and 5.7 shall be charged to Borrower on a non-discriminatory basis with other comparable borrowers of Lender.

      ss. 6.      COLLATERAL; SECURITY.

      ss. 6.1.    Borrower Collateral. The Obligations shall be secured in part by the Borrower Collateral pursuant to the Security Documents and other deliveries related thereto.

      ss. 6.2.    The REIT Guaranty and Collateral. The Obligations shall be guaranteed by the REIT pursuant to the REIT Guaranty. The obligations of the REIT under the REIT Guaranty shall be secured by the REIT Collateral pursuant to the Security Documents and other deliveries related thereto.

      ss. 6.3.    Insured I Guaranty and Collateral. The Obligations shall also be guaranteed by Insured I pursuant to the Insured I Guaranty. The obligations of Insured I under the Insured I Guaranty shall be secured by the Insured I Collateral pursuant to the Security Documents and other deliveries related thereto.

      ss. 6.4.    Insured II Guaranty and Collateral. The Obligations shall also be guaranteed by Insured II pursuant to the Insured II Guaranty. The obligations of Insured II under the Insured II Guaranty shall be secured by the Insured II Collateral pursuant to the Security Documents and other deliveries related thereto.

      ss. 6.5.    TCR-Pinehurst Guaranty and Collateral. The Obligations shall also be guaranteed by TCR-Pinehurst pursuant to the TCR-Pinehurst Guaranty. The obligations of TCR-Pinehurst under the TCR-Pinehurst Guaranty shall be secured by the TCR-Pinehurst Collateral pursuant to the Security Documents and other deliveries related thereto.

      ss. 6.6.    Subordination Agreements. In addition, all indebtedness,
management fees, and all other compensation owing now or in the future to Borrower, the REIT, any Guarantor, or Advisor, together with all Affiliates thereof, shall be subordinated to the Obligations in accordance with the Subordination Agreements, provided that, prior to an Event of Default, current obligations owing from time to time may be paid as they become due, but such obligations shall not be prepaid.

      ss. 6.7.    Release of Collateral. Notwithstanding the foregoing, upon the joint written request of the Borrower and all of the Guarantors, the Agent shall agree to release its lien on any Collateral, provided that in each case:

                  (a) the Borrower shall have delivered to the Agent a written request which indicates which Collateral is proposed to be released and sets forth the Borrower's plan to either (i) prepay the Loans and reduce the Outstanding if the Outstanding is greater than the Maximum Advance Amount calculated after such requested release or (ii) substitute additional collateral therefor.

                  (b) as of the end of the fiscal quarter ending immediately prior to the date of the requested release, the Borrower would have been in compliance with the terms of ss. 10.1 of this Agreement had Collateral Operating Cash Flow for such fiscal quarter been calculated with respect only to the remaining Collateral after the requested release;

                  (c) immediately after giving effect to the requested release, the Borrower would be in compliance with the terms of ss. 10.2 of this Agreement taking into account only the Appraised Value of the remaining Collateral.

                  (d) the remaining Collateral is satisfactory to the Agent in all respects;

                  (e) no Default or Event of Default has occurred and is continuing and no Default or Event of Default would result from the transactions contemplated by the Borrower's proposal hereunder.

      ss. 6.8.    Addition of Collateral. At any time during the term hereof and subject to the conditions set forth herein, the Borrower may deliver or cause to be delivered additional Collateral to secure the Obligations or to secure the obligations of any Guarantor. Prior to the effectiveness of such delivery to affect the calculation of the Maximum Advance Amount, the following conditions must be satisfied:

                  (a) with respect to each item of additional Collateral, all of the conditions set forth in ss. 11 and all other requirements with respect to Collateral set forth herein must be completely met to the satisfaction of the Majority Lenders, including, without limitation, the delivery of all Security Documents and title insurance, the delivery and approval of all due diligence reports, and the payment of all out-of-pocket costs incurred by the Lenders in connection with the review and acceptance of such additional Collateral;

                  (b) contemporaneously with the delivery of such additional Collateral, the Borrower shall deliver to the Agent a Compliance Certificate, the certifications within which shall take into account the additional Collateral;

                  (c) contemporaneously with the delivery of such additional Collateral, the Borrower and the Agent shall execute an Addendum to Loan Agreement setting forth the additional Collateral and the Maximum Advance Amount calculated on the basis of the addition of the additional Collateral, and the Borrower shall pay to the Agent the Addendum Fee.

      ss. 7.      REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and Lenders as follows:

      ss. 7.1.    Corporate Authority.

                  (a) Incorporation; Good Standing. Each of the Borrower and the Guarantors (i) is a limited partnership or corporation, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where such qualification is necessary.

                  (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which each of the Borrower and the Guarantors is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person and (iv) do not conflict with any provision of the charter documents or bylaws of, partnership agreement of, or any agreement or other instrument binding upon, such Person.

                  (c) Enforceability. The execution and delivery by each of the

Borrower and the Guarantors of the Loan Documents to which such Person is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      ss. 7.2.    Governmental Approvals. The execution, delivery and
performance by each of the Borrower and the Guarantors of the Loan Documents to which such Person is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Deeds of Trust, Assignments of Rents and Leases and related financing statements in the appropriate records office with respect thereto.

      ss. 7.3.    Title to Properties; Leases. Except as indicated on Schedule
7.3 hereto, the Borrower or one of the Guarantors owns all of the respective assets reflected in the pro forma consolidated balance sheet of the Borrower and the Guarantors as of the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), in each case subject to no rights of others, including any mortgages, ground leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      ss. 7.4.    Contingent Liabilities. There are no contingent liabilities of the Borrower or any of the Guarantors as of such date involving material amounts, known to the officers of the Borrower or any of the Guarantors except as set forth in Schedule 7.4.

      ss. 7.5.    No Material Changes, Etc. Since the Balance Sheet Date, except as disclosed on Schedule 7.5 attached hereto, there has occurred no materially adverse change in the financial condition or business of the Borrower or the Guarantors as shown on or reflected in the pro forma consolidated balance sheet of the Borrower and the Guarantors as of the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and the Guarantors.

      ss. 7.6.    Franchises, Patents, Copyrights, Etc. The Borrower and each of the Guarantors possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      ss. 7.7.    Litigation. There are no actions, suits, proceedings or
investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of the Guarantors before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or materially impair the right of the Borrower or any of the Guarantors to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower or any of the Guarantors, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      ss. 7.8.    No Materially Adverse Contracts, Etc. Neither the Borrower nor
any of the Guarantors is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or the Guarantors. Neither the Borrower nor any of the Guarantors is a party to any contract or agreement that has or is expected, in the reasonable judgment of the Borrower's or any Guarantor's officers, to have any materially adverse effect on the business of the Borrower or any Guarantor or the Borrower and the Guarantors.

      ss. 7.9.    Compliance With Other Instruments, Laws, Etc. Neither the
Borrower nor any of the Guarantors is in violation of any provision of its charter documents, by-laws, partnership agreement or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any Guarantor.

      ss. 7.10.   Tax Status. The REIT qualifies as a Real Estate Investment
Trust. Each of the Borrower and the Guarantors has (a) made or filed all state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

      ss. 7.11.   No Event of Default. No Default or Event of Default has
occurred and is continuing.

      ss. 7.12.   Holding Company and Investment Company Acts. Neither the
Borrower nor any of the Guarantors is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      ss. 7.13.   Absence of Financing Statements, Etc. Except with respect to
Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

      ss. 7.14.   Setoff, Etc. The Collateral and the Agent's rights with
respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Guarantors are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

      ss. 7.15.   Certain Transactions. Except as set forth on Schedule 7.15, none of the officers, trustees, directors, or employees of the Borrower or any of the Guarantors is presently a party to any transaction with the Borrower or any of the Guarantors (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      ss. 7.16    Employee Benefit Plans; Multiemployer Plans; Guaranteed
Pension Plans. Neither the Borrower nor any Guarantor nor any ERISA Affiliate of any of them maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

      ss. 7.17.   Regulations U and X. No portion of any Loan is to be used for the
purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      ss. 7.18.   Environmental Compliance. The Borrower and the Guarantors have taken all necessary steps to investigate the past and present condition and usage of the Real Property and the operations conducted thereon and have made a diligent review of all materials in their possession or control with respect to the Other Real Property and, based upon such diligent investigation, have determined that except as set forth in the Environmental Reports listed in
Schedule 7.18,

                  (a) with respect to all of the Mortgaged Property, and to the knowledge of the Borrower and the Guarantors with respect to the Other Real Property, none of the Borrower, the Guarantors or any operator of any of the Real Property, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (" RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of the Guarantors.

                  (b) neither the Borrower nor any of the Guarantors has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. ss. 9601(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of the Guarantors conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) with respect to all of the Mortgaged Property, and to the knowledge of the Borrower as the Guarantors with respect to the Other Real Property, except as set forth on Schedule 7.18 attached hereto: (i) no portion of any of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of any of the Real Property; (ii) in the course of any activities conducted by the Borrower, the Guarantors or the operators of the Real Property, no Hazardous Substances have been generated or are being used on the Real Property except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the Real Property, any other properties of the Borrower or the Guarantors, which releases would have a material adverse effect on the value of any of the Real Property or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such Real Property; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Property have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) none of the Mortgaged Property, and to the knowledge of the Borrower and the Guarantors none of the Other Real Property, is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

      ss. 7.19.   Subsidiaries. Schedule 7.19 sets forth all of the Subsidiaries of the Borrower.

      ss. 7.20.   Lease Summaries. Schedule 7.20 contains rent rolls relating to the Mortgaged Properties and the Other Real Property (the "Lease Summaries"). The Lease Summaries are true, accurate and complete summaries and representations of the information set forth therein with regard to all Leases in effect as of the date hereof. The Leases reflected on the Lease Summaries constitute the sole agreements and understandings relating to leasing or licensing of space in the Buildings or the Real Property. The Borrower has delivered to the Agent a true and accurate copy of the standard forms of lease used at the Real Property and with respect to the Leases. There are no occupancies, rights, privileges or licenses in or to the Buildings or any other part of the Real Property other than pursuant to the Leases reflected in the Lease Summaries. Except as set forth in the Lease Summaries, the Leases are in full force and effect, in accordance with their respective terms, without any material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates, and the Borrower, the Guarantors and to the knowledge of the Borrowers, the Other Partnerships have not given or made, or received, any notice of default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases and, to the best of the Borrower's knowledge there is no basis for any such claim or notice of default by any tenant. The Lease Summaries accurately and completely sets forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. Except as set forth in
Schedule 7.20, all tenant improvements or work to be done, furnished or paid for by the Borrower, the Guarantors or the Other Partnerships, or credited or allowed to a tenant, for, or in connection with, the Buildings pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the applicable tenant and the Agent. Except as set forth in Schedule 7.20, no material leasing, brokerage or like commissions, fees or payments are due from the Borrower in respect of the Leases. Notwithstanding the foregoing, to the extent the foregoing representations and warranties in this Section 7.20 relate to the Other Real Property (or any Leases with respect thereto) or the Other Partnerships, such representations and warranties are limited to the best knowledge of the Borrower and the Guarantors.

      ss. 7.21.   Loan Documents. All of the representations and warranties of the Borrower and the Guarantors made in the other Loan Documents or any document or instrument delivered to the Agent pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

      ss. 7.22.   Representations Regarding Real Property. Except as set forth on Schedule 7.22 hereto, each of the representations and warranties set forth in paragraphs (a) through (m) are true and correct in all material respects with respect to all of the Mortgaged Property, and are true and correct with respect to the Other Real Property to the actual knowledge of the Borrower and the Guarantors, or to the extent that the Borrower or the Guarantors should have known based upon materials and information actually provided to Borrower or any Guarantor, or any agent thereof, or which would have been provided to Borrower or Guarantor, or any agent thereof, had the Borrower or any Guarantor acted in a commercially reasonable manner in exercising its rights under any instrument to which it was a party relating to the Other Real Property:

                  (a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities are installed to the property lines of the subject property, and, except in the case of drainage facilities, are connected to the building or buildings located thereon (the "Buildings") with valid permits and are adequate to service the Buildings in full compliance with applicable law. The Buildings are properly and legally connected directly to, and served exclusively by, public water and sewer systems.

                  (b) Access; Etc. The streets abutting the Real Property are public roads to which the Real Property has direct vehicular access or are private ways with direct vehicular access to public roads) to which the Real Property has direct access without charge or liability for maintenance or repair (except as may be set forth in any easement agreements listed as Permitted Liens herein).

                  (c) Independent Building. Except as may be set forth in any easement agreements listed as Permitted Liens herein, the Buildings are fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways. The Building or group of Buildings located on each tract of Real Property is located on a lot which is separately assessed for purposes of real estate tax assessment and payment. The Buildings, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Buildings are located wholly within the perimeter lines of the subject property.

                  (d) Condition of Building. There are no structural or other material defects in the roof, foundation, sprinkler mains, structural elements and masonry walls of the Buildings or Building Service Equipment. The Buildings are fully sprinklered where required by applicable building codes.

                  (e) Building Compliance with Law. To the best knowledge of the Borrower and the Guarantors: (i) the Buildings as presently constructed do not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health and sanitation; (ii) the Buildings comply with applicable zoning laws and regulations and none of the Buildings is so-called non-conforming use; (iii) the zoning laws permit use of the Buildings for their current use; (iv) there is such number of parking spaces on each tract of Real Property as is adequate under the zoning laws and regulations to permit use of the Buildings for their current use; and (v) all private ways providing access to the Real Property are zoned in a manner which will permit appropriate vehicular access to the Real Property over such ways.

                  (f) No Required Real Property Consents, Permits, Etc. The Borrower has received no notices of, nor has any knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required for the maintenance, operation, servicing and use of the Real Property for its current use which have not been granted, effected, or performed and completed (as the case may be) or any fees or charges therefor which have not been fully paid. There are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation, or other violations affecting, against, or with respect to, any of the Real Property or any part thereof.

                  (g) Real Property Insurance. The Borrower has not received any notices from any insurer or its agent requiring performance of any work with respect to the Real Property or cancelling or threatening to cancel any policy of insurance, and the Real Property complies with the requirements of all insurance carriers.

                  (h) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Real Property or any part thereof which are payable by Borrower or any of the Guarantors (except only real estate taxes not yet due and payable). The Borrower has delivered to the Agent true and correct copies of real estate tax bills for the Real Property for the past three fiscal tax years. Except as set forth on Schedule 7.23, no abatement proceedings are pending with reference to any real estate taxes assessed against the Real Property. There are no betterment assessments or other special assessments presently pending with respect to any portion of the Real Property, and neither Borrower nor any of the Guarantors has received no notice of any such special assessment being contemplated.

                  (i) Historic Status. No Building is a historic structure or landmark or is located within any historic district pursuant to any federal, state or municipal law or governmental regulation.

                  (j) Eminent Domain. There are no pending eminent domain proceedings against the Real Property or any part thereof, and, to the Borrower's knowledge, no such proceedings are presently threatened or contemplated by any taking authority.

                  (k) Service Agreements. Except as listed on Schedule 7.23, there are no service agreements relating to the operations and maintenance of the Buildings, the Real Property, or any portion thereof. To the best of the Borrower's knowledge, there are no claims or any bases for claims in respect of the Real Property or its operation by any party to any service agreements.

                  (l) Other Material Real Property Agreement; No Options. Except as listed on Schedule 7.23 there are no material agreements pertaining to the Real Property or the operation or maintenance thereof.

                  (m) Options. No person or entity has any right or option to acquire any of the Real Property or any portion thereof or interest therein.

      ss. 8.      AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or the Note is outstanding or the Lenders have any obligation to make any Loans:

      ss. 8.1.    Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Note.

      ss. 8.2.    Maintenance of Office. The Borrower will, and will cause each of the Guarantors to, maintain its chief executive office in New York, New York, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon such Person in respect of the Loan Documents may be given or made.

      ss. 8.3.    Records and Accounts. The Borrower will (a) keep, and cause each of the Guarantors to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and
(b) maintain, or cause each of the Guarantors to maintain, adequate accounts and reserves for all taxes (including income taxes), insurance, capital repairs and replacements, contingencies, and other reserves related to the Collateral.

      ss. 8.4.    Financial Statements, Certificates and Information. The
Borrower will deliver to the Lenders:

                  (a) as soon as practicable, but in any event not later than ninety-five (95) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and the Guarantors at the end of such year, and the related audited consolidated statements of earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified independent auditor's report by independent certified public accountant reasonably satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the audit necessary to said auditor's report, they have obtained no knowledge of any Default or Event of Default under ss. 9.1, 9.3, 9.5, 10.1, 10.3, 10.4 or 10.6 hereof, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Agent for failure to obtain knowledge of any Default or Event of Default in recognition that the audit of the Borrower by the accountant is not directed primarily toward obtaining knowledge of such noncompliance; and further provided that prior to any Event of Default, and notwithstanding anything in this Section 8.4(a) to the contrary, the foregoing items with respect to Insured I, Insured II and TCR-Pinehurst may be prepared and delivered by the chief financial officers of their respective general partners and need not be audited by any other party;

                  (b) as soon as practicable, but in any event not later than fifty (50) days after the end of each of the first three (3) fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and the Guarantors as at the end of such quarter, and the related unaudited consolidated statements of earnings and cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and the Guarantors on the date thereof (subject to year-end adjustments);

                  (c) as soon as practicable, but in any event not later than fifty (50) days after the end of each of the fiscal quarters of the Borrower, copies of the statements of operating cash flow for such fiscal quarter for each of the Mortgaged Properties, and to the extent required to be delivered or actually delivered to the Borrower or any of the Guarantors, such statements for the Other Real Property, and all entities owning the Other Real Property, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the applicable entity that the information contained in such statements is true and accurate in all material respects and fairly presents the operating cash flow results relating to the operations of each of the Mortgaged Properties.

                  (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a Compliance Certificate;

                  (e) prior to the end of each calendar year, with respect all of the Mortgaged Property, and to the extent required to be delivered or actually delivered to the Borrower or any of the Guarantors, such statements for projected operating budgets including planned capital expenditures, in form and substance satisfactory to the Agent;

                  (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or any of the Guarantors;

                  (g) from time to time such other financial data and information (including accountants' management letters) as the Agent may reasonably request; and

                  (h) on a semi-annual basis commencing on the Effective Date, updated Lease Summaries.

      ss. 8.5.    Notices.

                  (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default of which the Borrower becomes aware. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of the Guarantors is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower or any of the Guarantors, the Borrower shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

                  (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) of any violation of any Environmental Law that the Borrower or any of the Guarantors reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of the Guarantors or the Lenders' security interests pursuant to the Security Documents.

                  (c) Notification of Claims against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to the Real Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the Lenders' rights with respect to the Collateral, are subject.

                  (d) Notice of Litigation and Judgments. The Borrower will, and will cause each of the Guarantors to, give notice to the Agent in writing within five (5) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of the Guarantors or to which the Borrower or any of the Guarantors is or is to become a party involving an uninsured claim against the Borrower or any of the Guarantors that could reasonably be expected to have a materially adverse effect on the Borrower and the Guarantors and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of the Guarantors to, give notice to the Agent in writing, in form and detail satisfactory to the Agent within five (5) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of the Guarantors in an amount in excess of $100,000.

      ss. 8.6.    Maintenance of Properties. The Borrower (a) will cause all of its properties and those of the Guarantors used or useful in the conduct of its business or the business of the Guarantors to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower and the Guarantors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Guarantors to, continue to engage primarily in the businesses now conducted by it and in related businesses.

      ss. 8.7.    Insurance. The Borrower will maintain and will cause each of the Guarantors to maintain (or cause to be maintained) all insurance coverages with respect to the Mortgaged Properties required to be maintained under the Deeds of Trust and, in addition, the Borrower will, and will cause each of the Guarantors to, maintain with financially sound and reputable insurers insurance with respect to its other properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, including, without limitation, hazard insurance coverage on the Mortgaged Properties with the Agent named as loss payee on casualty insurance and additional insured on liability insurance and flood insurance on such Mortgaged Properties, if required, with the Agent named as loss payee. The Borrower shall cause similar insurance to be maintained with respect to the Other Real Property as required pursuant to agreements in force pertaining thereto.

      ss. 8.8.    Taxes. The Borrower will, and will cause each of the
Guarantors to, duly pay and discharge (or cause to be paid and discharged) all taxes, assessments and other governmental charges with respect to the Mortgaged Properties required to be paid under the Deeds of Trust, and with respect to all other Collateral and, in addition, the Borrower will, and will cause each of the Guarantors to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all other taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate are not material to the business or assets of the Borrower, any of the Guarantors, as applicable) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property.

      ss. 8.9.    Inspection of Properties and Books. The Borrower shall, and shall cause the Guarantors to, permit the Agent at the Borrower's expense to visit and inspect any of the Real Property, to examine the books of account of the Borrower and the Guarantors (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and the Guarantors with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent may reasonably request.

      ss. 8.10.   Compliance with Laws, Contracts, Licenses, and Permits. The
Borrower will, and will cause each of the Guarantors to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and the Americans with Disabilities Act of 1990, as amended, (b) the provisions of its partnership documents, other charter documents and by-laws, as applicable, (c) all agreements and instruments by which it or any of its properties may be bound, the noncompliance with which would have a material adverse effect on the Borrower or any of the Guarantors, as applicable and (d) all applicable final decrees, orders, and judgments. If at any time while any Loan or any Note is outstanding or the Lenders have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of the Guarantors may fulfill any of its obligations hereunder, the Borrower will, and will cause the Guarantors to, immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

      ss. 8.11.   Use of Proceeds. The Borrower will use the proceeds of the
Revolving Credit Loans solely to acquire retail and multi-family properties, for general corporate purposes and, when the price of shares of the REIT is less than the net asset value of shares of the REIT or, with the written approval of the Agent, at other times, to use the proceeds of the Loans to repurchase shares of the REIT up to a maximum aggregate amount during the term of this Agreement of $5 million.

      ss. 8.12.   Guarantor Compliance. The Borrower shall cause each of the
Guarantors to comply with each of the Loan Documents to which such Guarantor is a party in all respects.

      ss. 8.13.   Further Assurances. The Borrower will, and will cause each of the Guarantors to, cooperate with the Agent and execute such further instruments and documents as the Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

      ss. 8.14.   Updated MAI Appraisals. In the event that the Agent in its sole discretion determines that there may have been a change in the fair market value of any Collateral or Other Real Property such that an updated appraisal is warranted, the Agent may obtain an updated appraisal of such Collateral or Other Real Property at the Borrower's expense; provided that, so long as no Event of Default shall have occurred and be continuing at the time any such appraisal shall have been ordered, the Borrower shall not be required to pay for more than one such appraisal on any particular item of Collateral or Other Real Property during the initial three (3) year term hereof, except for appraisals required pursuant to applicable legal or regulatory requirements. The Borrower shall cooperate with the Agent and provide all such information as the Agent may request in connection with all such appraisals.

      ss. 8.15.   Interest Rate Protection. The Borrower shall maintain or cause to be maintained in effect at all applicable times interest rate protection arrangements with respect to all floating rate and short-term debt in excess of 30% of Consolidated Total Assets. Such arrangements shall be in commercially reasonable form reasonably satisfactory to the Agent.

      ss. 8.16.   Maintenance of REIT Status. The Borrower shall cause the REIT to do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its election to be taxed as a Real Estate Investment Trust under the provisions of Sections 856-860 of the Code, or such other laws as may be applicable in order to maintain the current material characteristics of the REIT as an investment vehicle and tax entity. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of the Guarantors.

      ss. 9.      CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower
covenants and agrees that, so long as any Loan or any Note is outstanding or the Lenders have any obligation to make any Loans:

      ss. 9.1.    Restrictions on Indebtedness. The Borrower will not, and will not permit any of the Guarantors or any Subsidiary of either of them to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Lenders arising under any of the Loan Documents and the Existing Term Loan;

                  (b) current liabilities of the Borrower or the Guarantors or any Subsidiary of either of them incurred in the ordinary course of business (including trade payables) but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss. 8.8;

                  (d) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (e) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or any of the Guarantors or any Subsidiary of either of them or indebtedness secured by any asset of the Borrower or any of the Guarantors or any Subsidiary of either of them other than the Collateral, so long as such Indebtedness does not exceed an amount equal to 85% of the fair market value of those assets so acquired or securing such Indebtedness, provided that, such Indebtedness shall be nonrecourse to the Borrower and the Guarantors and to their Subsidiaries;

                  (f) Existing Third-Party Indebtedness, provided that all Existing Third-Party Indebtedness except for the New York Life Loan (and any refinancing of the New York Life Loan) shall be discharged with proceeds of Revolving Credit Loans within ninety (90) days after the Effective Date;

                  (g) Indebtedness of the Borrower or a Guarantor or a Subsidiary of any such entity owing to the Borrower or a Guarantor;

                  (h) Other Recourse Indebtedness,provided Other Recourse Indebtedness in the aggregate shall not exceed $10,000,000;

                  (i) any obligations of the REIT existing as of the date hereof to issue additional shares of stock or other equity interests in the REIT; and

                  (j) up to $15,000,000 of contingent liabilities that are solely performance guaranties for construction completion.

      ss. 9.2.    Restrictions on Liens. The Borrower will not, and will not permit any of the Guarantors or any Subsidiary of either of them to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and the Guarantors may create or incur or suffer to be created or incurred or to exist:

                  (i) liens in favor of the Borrower or a Guarantor on all or part of the assets of the Guarantors or the Subsidiaries of the Borrower or a Guarantor securing Indebtedness owing by Guarantors or Subsidiaries of the Borrower or a Guarantor to the Borrower or a Guarantor;

                  (ii) liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not yet due and payable;

                  (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on property other than the Collateral, in existence less than 120 days from the date of creation thereof in respect of obligations not yet due and payable;

                  (vi) encumbrances on property other than the Collateral consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, the Guarantors or a Subsidiary of either of them is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, the Guarantors or any Subsidiaries of either of them, and which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of any Guarantor or of any Subsidiary of either of them;

                  (vii) presently outstanding liens listed on Schedule 9.2 hereto or listed as exceptions to any lenders title insurance policies relating to the Security Documents and other liens to secure Indebtedness permitted by ss. 9.1(f);

                  (viii)liens to secure Indebtedness incurred pursuant to ss. 9.1(f); and

                  (ix) liens in favor of the Lenders under the Loan Documents and liens on the Mortgaged Properties permitted under the terms of the Deeds of Trust.

      ss. 9.3.    Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries, the Guarantors, or the Guarantors' Subsidiaries to, either directly or indirectly, make or permit to exist any Investment except Investments in any property consistent with the business plan of the Borrower submitted to and approved by the Agent as of the date hereof, as such business plan may be amended and approved by the Agent from time to time. Notwithstanding the foregoing, the Borrower, its Subsidiaries, the Guarantors and the Guarantors' Subsidiaries may make and permit to exist any Investment in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                  (d)   Investments existing on the date hereof and listed on
Schedule 9.3 hereto; and

                  (e) Investments with respect to Indebtedness permitted by ss. 9.1(g) so long as such entities remain Subsidiaries of the Borrower.

      ss. 9.4.    Merger, Consolidation, Acquisition.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries, the Guarantors, or the Guarantors' Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business except (i) the merger or consolidation of one or more of the Guarantors with and into the Borrower one or more of the Borrowers' Subsidiaries with and into the Borrower, or one or more of the Guarantors' Subsidiaries with and into a Guarantor, (ii) the merger or consolidation of two or more Guarantors, and (iii) the acquisition of other Persons by the Borrower or any Guarantor (whether by way of merger, consolidation, asset or stock acquisition or otherwise); provided, that all of the following shall be true: (A) each such acquisition shall have been approved by the shareholders and/or the Board of Directors or other similar governing body of the entity selling the relevant business or assets, in each case to the extent required by such entity's charter documents or applicable law, (B) each such acquisition shall include only businesses or assets used in businesses of a similar or related nature to the businesses currently conducted by the Borrower, (C) such acquisition shall not result in any Person or two or more Persons acting in concert acquiring either
(i) beneficial ownership, directly or indirectly, voting rights (or other rights convertible into such voting rights) representing fifty percent (50%) or more of the combined voting power of the Borrower or any of the Guarantors or (ii) the power to elect a majority of the members of the Board of Directors of the REIT or the managing general partner of the Borrower or the other Guarantors, (D) the Borrower or a Guarantor shall be the surviving entity, and (E) prior to each such acquisition, the Agent shall have received from the Borrower pro forma consolidated financial statements of the Borrower and the Guarantors giving effect to such acquisition (which shall include, without limitation, true, complete and accurate historical financial statements of the target Person and financial projections giving effect to such acquisition) and showing compliance by the Borrower after giving effect to such acquisition with ss. ss. 10.3 and
10.4 hereof.

                  (b) The Borrower will not, and will not permit any of the Borrower's Subsidiaries, the Guarantor, or the Guarantors' Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets (i) in the ordinary course of business or (ii) to the extent not otherwise in conflict with the terms, conditions and covenants set forth herein.

      ss. 9.5.    Sale and Leaseback. The Borrower will not, and will not permit any of the Guarantors to, enter into any arrangement, directly or indirectly, whereby the Borrower, and Guarantor or any Subsidiary of the Borrower or any Guarantor shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower and Guarantors or any Subsidiary of the Borrower or any Guarantor intends to use for substantially the same purpose as the property being sold or transferred.

      ss. 9.6.    Compliance with Environmental Laws. The Borrower will not, and will not permit any of the Borrower's Subsidiaries, the Guarantor, or the Guarantors' Subsidiaries or any other related party to, do any of the following in any manner that would violate any Environmental Law or bring any of the Real Property in violation of any Environmental Law: (a) use any of the Real Property or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Property any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Property, (d) conduct any activity at any Real Property or use any of the Real Property in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into any of the Real Property or (e) otherwise conduct or permit any activity at any of the Real Property.

      ss. 9.7     Composition of Aggregated Collateral. Within 270 days after the Effective Date, the Borrower shall have delivered or cause to be delivered to the Agent such additional Collateral and related Security Documents in the manner set forth in ss. 6.7 herein so that at least 69% of the Maximum Advance Amount shall be attributed to Mortgaged Property. Thereafter, the Borrower shall cause the percentage of the Maximum Advance Amount attributed to Mortgaged Property to be at least 69% at all times during the term hereof.

      ss. 9.8.    Advisory Agreement. Borrower shall not, and shall not permit the REIT to, terminate or materially amend, modify or alter the Advisory Agreement.

      ss. 10.     FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or any Note is outstanding or the Lenders have any obligation to make any Loans:

      ss. 10.1.   Collateral Debt Service Coverage. The Borrower will not, at the end of any fiscal quarter, permit the ratio of (a) Collateral Operating Cash Flow for such fiscal quarter to principal and interest that would be due hereunder in such quarter if the outstanding principal of the Loans was to be repaid on a twenty-five (25) year mortgage-style amortization schedule and interest on the outstanding principal of the Loans was calculated based on a rate equal to the 7-year Treasury Rate, determined as of the end of such fiscal quarter plus 2% to be less than 1.5 to 1.0.

      ss. 10.2.   Loan to Value Ratios. The amount advanced with respect to any item of Collateral shall not exceed:

                  (a) with respect to Real Property, sixty percent (60%) of the Appraised Value of such item of Collateral;

                  (b) with respect to Partnership Interests, fifty percent (50%) of the pledgor's percentage share of the Appraised Value of the subject partnership's assets, giving recognition to any distribution priorities and preferences set forth in any agreement between the pledgor and its partners; and

                  (c) with respect to Assigned Loans, sixty percent (60%) of the lessor of (i) the amount outstanding under the subject Assigned Loan, or
(ii) the book value of the subject Assigned Loan as set forth in the consolidated balance sheet of the pledgor.

      ss. 10.3.   Total Debt Total Assets Ratio. The Borrower will not, at the end of any fiscal quarter, permit the ratio of (a) Consolidated Total Liabilities to (b) Consolidated Total Assets, exceed fifty-five percent (55%).

      ss. 10.4.   Interest Coverage. The Borrower will not, at the end of any fiscal quarter, permit the ratio of (a) EBITDA for such quarter to (b) all Interest Expense, including Capitalized Interest, determined in accordance with such GAAP for such quarter, to be less than 2.0 to 1.0.

      ss. 10.5.   Assets Under Development. The Borrow will not permit the
amount of Consolidated Development Assets to exceed twenty percent (20%) of the amount of Consolidated Total Assets at any time.

      ss. 10.6.   Distributions of Funds. Aggregate distributions by the
Borrower and the Guarantors during any consecutive four quarters shall not exceed ninety percent (90%) of Funds from Operations for such period.

      ss. 11.     EFFECTIVE DATE; CONDITIONS TO CLOSING. This Agreement shall not become effective unless and until the date (the "Effective Date") that each of the conditions precedent specified in this ss. 11 is satisfied:

      ss. 11.1.   Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent. The Representation Letters shall have been duly executed and delivered and shall be in form and substance satisfactory to the Agent. The Agent shall have received a fully executed copy of each such document.

      ss. 11.2.   Certified Copies of Charter Documents.

                  (a) The Agent shall have received from the Borrower a copy, recently certified by the Secretary of the State of Delaware, of the Certificate of Limited Partnership and copies, recently certified by the secretary of state (or comparable authority) of the jurisdiction of organization, of the charter or other organizational documents of each of the Guarantors. The Agent shall also have received from the Borrower with respect to the Borrower and each of the Guarantors, a copy, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, of each of (i) any other charter documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date with respect to the Borrower, Guarantors, and all constituent entities.

                  (b) The Agent shall have received from the owners of the Other Real Property all entity documentation and certificate required by the Agent to verify the due formation, valid existence, good standing and authority to conduct business of such entities, and the status of any Collateral.

      ss. 11.3.   Authority. All action on the part of the Borrower and the
Guarantors necessary for the valid execution, delivery and performance by the Borrower, the Guarantors of the Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

      ss. 11.4.   Incumbency Certificate. The Agent shall have received from each of the Borrower and the Guarantors an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower, to make Loan Requests; and (c) to give notices and to take other action on behalf of in such Person, under the Loan Documents.

      ss. 11.5.   Validity of Liens. The Security Documents shall be effective to create in favor of the Lenders a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent. Without limiting the foregoing, Borrower shall furnish to the Agent UCC search reports prior to and after the filing of UCC financing statements, which reports shall be in form and substance satisfactory to the Agent.

      ss. 11.6.   Taxes. The Agent shall have received evidence of payment of real
estate taxes and municipal charges on all Mortgaged Properties, all Other Real Property and all other Collateral which were due and payable on or before the Effective Date.

      ss. 11.7.   Title Insurance. The Agent shall have received mortgagee
policies of title insurance or commitments to issue such policies, together with proof of payment of all fees and premiums for such policies, from title insurers and in amounts satisfactory to the Agent, insuring the interest of the Agent as mortgagee under the Deeds of Trust and the REIT Assignments of Mortgage and otherwise subject only to Permitted Liens. Each title insurance policy shall be without survey exception except as may be acceptable to the Agent in its sole discretion and shall contain such endorsements as the Agent may require in its sole discretion. The Agent shall have received true and accurate copies of all documents listed as exceptions to the Agent's insurance of its lien on such properties under such policies.

      ss. 11.8.   Leases and Service Contracts. The Agent shall have received from the Borrower true copies of all Leases for tenants of the Mortgaged Properties for space of 10,000 or more rentable square feet and all other requested Leases of tenants of the Mortgaged Properties and all service contracts for the operation and maintenance of the Mortgaged Properties and the Other Real Property. In addition, the Agent shall have received from the Borrower certified rent rolls for all of the Real Property in form and substance satisfactory to the Agent.

      ss. 11.9.   Certificates of Insurance. The Agent shall have received (a) a certificate of insurance (including flood insurance if necessary) from an independent insurance broker dated as of the Effective Date with respect to all of the Real Property, identifying insurers, types of insurance, insurance limits, and policy terms; (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

      ss. 11.10. Hazardous Waste Assessments. The Agent shall have received hazardous waste site assessments in form and substance satisfactory to the Agent and consistent with its policies and standards from environmental engineers satisfactory to the Agent, covering all of the Real Property.

      ss. 11.11. Opinions of Counsel. The Agent shall have received favorable opinions addressed to the Agent and dated as of the Closing Date, in form and substance satisfactory to the Agent from counsel listed on Schedule 11.11.

      ss. 11.12. Payment of Fees. The Borrower shall have paid to the Agent the Underwriting Fee and the Agency Fee in accordance with the Fee Agreement and all out-of-pocket fees of the Agent in connection herewith, including, without limitation, attorneys' fees, appraisal fees, environmental site assessment fees, structural consultant fees and, if applicable, inspection fees.

      ss. 11.13. Environmental Compliance Assurances. The Agent shall have received evidence satisfactory to the Agent of compliance of all of the Real Property with environmental laws and regulations.

      ss. 11.14. Certificate of Occupancy. The Agent shall have received a copy of the Certificate of Occupancy for the buildings located at each of the Mortgaged Properties and Other Real Property or other evidence satisfactory to the Agent that such buildings meet all applicable requirements for occupancy.

      ss. 11.15. Appraisals. The Agent shall have received MAI appraisals performed by appraisers selected by the Agent with respect to each of the Mortgaged Properties, Other Real Property and other Collateral in form and substance and reflecting fair market values satisfactory to the Agent, including, without limitation, its Appraisal Department.

      ss. 11.16. Zoning and Land Use Regulation Compliance Assurances. The Agent shall have received evidence satisfactory to the Agent as to compliance of each of the Mortgaged Properties and Other Real Property with applicable zoning by-laws and other land use laws and regulations, such evidence may be provided in the form of an opinion of counsel for the Borrower satisfactory to the Agent.

      ss. 11.17. Structural Condition Assurances. The Agent shall have received a structural inspection report prepared by the Agent's approved structural consultant in form and substance satisfactory to the Agent as to the good physical condition of the buildings on the Mortgaged Properties and Other Real Property, the availability of utilities and public water and sewer service at the lot lines of the Mortgaged Properties and Other Real Property, and the absence of any limitation or moratorium on sewer or water connections which could affect the use of the Mortgaged Properties and Other Real Property. The Agent shall have also received evidence that the Borrower's capital expenditure budgets for each of the Mortgaged Properties and Other Real Property are adequate and there is cash flow available or satisfactory reserves maintained to cover projected capital improvements.

      ss. 11.18. Permit Assurances. The Agent shall have received evidence satisfactory to the Agent that all activities being conducted on the Mortgaged Properties which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect.

      ss. 11.19. Surveys. The Agent shall have received surveys of each of the Mortgaged Properties and the Other Real Property, together with surveyor's certificates, bearing dates acceptable to the Agent and sufficient to remove all survey exceptions from the mortgagee policies of title insurance or endorsements thereto delivered pursuant to ss. 11.7(a).

      ss. 11.20. Inspection. To the extent requested by the Agent in its discretion, the Agent shall have received inspection reports in form and substance satisfactory to the Agent prepared by inspectors selected by the Agent.

      ss. 11.21. Financial Analysis. The Agent shall have completed its financial analysis of each of the Mortgaged Properties, Pledged Partnership Interests and the Assigned Loans, including, without limitation, a review of the most recent rent rolls, tenant leases, tenant sales data, historical operating statements, cash flow projections, capital expenditure budgets and market data to be supplied by the Borrower, and the results of such analysis shall be satisfactory to the Agent.

      ss. 11.22. Estoppel Certificates; Non-Disturbance, Attornment and Subordination Agreements. The Agent shall have received a tenant estoppel certificate in substantially the form of Exhibit D hereto (the "Estoppel Certificate") , and a Non-Disturbance, Attornment and Subordination Agreement from each of such Persons in form and substance reasonably satisfactory to the Agent ("Non-Disturbance, Attornment and Subordination Agreements") from all tenants of the Mortgaged Properties with leases for 10,000 rentable square feet or more, from all of the tenants listed on Schedule 11.22 hereto, and from all other tenants designated by the Agent. Without limitation of the foregoing, Non-Disturbance, Attornment and Subordination Agreements will be required from all tenants with recorded leases, lease memoranda or notices of lease.

      ss. 11.23. No Event of Default under Existing Loans. With respect only to the initial funding of the Loans as of the date hereof, no default under the Existing Term Loan, any loan provided by the Agent, or any Affiliate of the Agent, to Related Capital Company or any Affiliate of Related Capital Company, or the Existing Third Party Indebtedness, shall have occurred and be continuing, and the Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to that effect (provided that this condition shall apply only to the initial effectiveness of this Loan Agreement).

      ss. 11.24. Advisory Agreement. With respect only to the initial funding of the Loans as of the date hereof, the Agent shall have received from the REIT a certified true copy of the Advisory Agreement. It shall have approved the terms thereof in its sole discretion.

      ss. 11.25. Approval of Settlement. With respect only to the initial funding of the Loans as of the date hereof, the Agent shall have received from the Borrower a certified true copy of the documents setting forth the final settlement and disposition of the class action litigation captioned In re Prudential Securities Incorporated Limited Partnerships Litigation brought on behalf of the limited partners and holders of beneficial unit certificates representing assignments of limited partnership interests in Insured I, Insured II, Summit Preferred, and Eagle Insured L.P., and the Agent shall have approved of the terms thereof.

      ss. 12.     CONDITIONS TO ALL BORROWINGS. The obligations of the Lenders to make any Loans, whether on or after the Effective Date shall also be subject to the satisfaction of the following conditions precedent:

      ss. 12.1.   Representations True; No Event of Default. Each of the
representations and warranties of the Borrower and the Guarantors contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

      ss. 12.2.   No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Agent would make it illegal for the Lenders to make such Loan.

      ss. 12.3.   Governmental Regulation. The Agent shall have received such statements in substance and form reasonably satisfactory to the Agent as the Agent shall reasonably require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      ss. 12.4.   Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Agent and its counsel, and the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

      ss. 13.     EVENTS OF DEFAULT; ACCELERATION; ETC.

      ss. 13.1    Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Loans within five (5) days after notice that the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower shall fail to pay within five (5) days after written notice from the Agent any other sums due hereunder or under any of the other Loan Documents;

                  (d) the Borrower shall fail to comply with any covenant contained in ss. ss. 8.6, 8.10 or 9.6 or, except with respect to the Mortgaged Properties, ss. ss. 8.7, 8.8, 9.2 or 9.5, and such failure shall continue for thirty (30) days after written notice from the Agent of such failure; provided, however, that the same shall not constitute an Event of Default if Borrower satisfies the Collateral Cure Condition. For purposes hereof, the "Collateral Cure Condition" shall be deemed to be satisfied if and only if (i) within five
(5) business days after such written notice from the Agent, the Borrower delivers to the Agent for approval, which approval shall not be unreasonably withheld, a plan acceptable to the Agent, for (x) at the option of the Borrower, the provision of additional Collateral for the Revolving Credit Loans or the repayment of such portion of the Revolving Credit Loans as is necessary to reduce the Outstanding balance of the Revolving Credit Loans to an amount which is equal to or less than the Maximum Advance Amount, which Amount shall be adjusted (the "Adjusted Maximum Advance Amount") to disregard any Collateral that is the subject of any such failure (the "Defaulting Collateral"), and (y) if required by the Agent or elected by the Borrower, the termination of all Security Documents with respect to the Defaulting Collateral, so that within ninety (90) days after the initial notice from the Agent the amount of the Revolving Credit Loans shall be equal to or less than the Adjusted Maximum Advance Amount, and (ii) within said ninety (90) day period, consistent with said plan as approved, the Borrower shall have (A) either (1) delivered or caused to be delivered to the Agent additional Collateral in accordance with the requirements and subject to the terms of ss. 6.8, together with the repayment of the amount, if any, necessary to reduce the Outstanding balance of the Loans to an amount which is equal to or less than the

Adjusted Maximum Advance Amount, or (2) repaid the Agent in the amount necessary to reduce the Outstanding balance of the Revolving Credit Loans to an amount which is equal to or less than the Adjusted Maximum Advance Amount, and (B) if required by the Agent or elected by the Borrower in the plan submitted to and approved by the Agent, terminated all of the Security Documents with respect to the Defaulting Collateral. Disapproval by the Agent of a plan submitted by the Borrower, or the failure by the Borrower to complete the transactions contemplated by said plan as approved within sixty (60) days after the initial default notice in accordance with the foregoing, shall constitute an Event of Default. Any Defaulting Collateral that remains subject to the Security Documents in accordance with the foregoing shall again be deemed Collateral for purposes of determining the Maximum Advance Amount upon the cure of all conditions with respect to such Defaulting Collateral constituting Defaults hereunder;

                  (e) the Borrower shall fail to comply with any covenant contained in ss. 8.2 or ss. 8.3, and such failure shall continue for thirty (30) days after written notice from the Agent of such failure;

                  (f) the Borrower or any Guarantor shall fail to comply with any other term, covenant, obligation or agreement contained herein or in any of the other Loan Documents not specifically addressed elsewhere in this Section 13.1, or shall repudiate or fail to perform any term, covenant, obligation or agreement contained herein or in any of the other Loan Documents not specifically addressed elsewhere in this Section 13.1 and in the case of any such failure to comply or perform, such failure shall continue for thirty (30) days after written notice from the Agent of such failure; provided that if such failure cannot reasonably be cured within said thirty (30) day period and provided that the Borrower shall have commenced or caused to be commenced such cure within said thirty (30) day period and shall diligently prosecute such cure to its completion, such period shall be extended for an additional time reasonably necessary to complete such cure not to exceed ninety (90) days after the initial written notice from the Agent of such failure.

                  (g) any representation or warranty of the Borrower, any of the Guarantors or any of the Other Partnerships in this Agreement or any of the other Loan Documents or in the Representation Letters or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated; provided, however, that if such matter pertains only to Other Real Property or Other Partnerships, the same shall not constitute an Event of Default if the Borrower satisfies the Collateral Cure Condition;

                  (h) except to the extent expressly provided herein, the Borrower, any of the Guarantors or any of the Other Partnerships shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof, or of any obligations issued thereunder to accelerate the maturity thereof; provided, however, that if such matter pertains only to Other Real Property or Other Partnerships, the same shall not constitute an Event of Default if the Borrower satisfies the Collateral Cure Condition;

                  (i) the Borrower, any of the Guarantors or any of the Other Partnerships or any of the general partners or Subsidiaries of any of them shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person or of any substantial part of the assets of such Person or shall commence any case or other proceeding relating to such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower, any of the Guarantors or any of the Other Partnerships or any of the general partners or Subsidiaries of any of them and such Person shall indicate its or his approval thereof, consent thereto or acquiescence therein; provided, however, that if such matter pertains only to Other Real Property or Other Partnerships, the same shall not constitute an Event of Default if the Borrower satisfies the Collateral Cure Condition;

                  (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower, any of the Guarantors or any of the Other Partnerships or any of the general partners or Subsidiaries of any of them bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower, any of the Guarantors or any of the Other Partnerships or any of the general partners or Subsidiaries of any of them in an involuntary case under federal bankruptcy laws as now or hereafter constituted, unless in the case of an involuntary case, such decree or order is withdrawn within sixty
(60) days; provided, however, that if such matter pertains only to Other Real Property or Other Partnerships, the same shall not constitute an Event of Default if the Borrower satisfies the Collateral Cure Condition;

                  (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against the Borrower, any of the Guarantors or any of the Other Partnerships or any of the general partners or Subsidiaries of any of them, that, with other outstanding uninsured final judgments, undischarged, against the Borrower, any of the Guarantors or any of the Other Partnerships exceeds in the aggregate $1,000,000; provided, however, that if such matter pertains only to Other Real Property or Other Partnerships, the same shall not constitute an Event of Default if the Borrower satisfies the Collateral Cure Condition;

                  (l) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of the Guarantors or any of the Other Partnerships or any of their respective stockholders or partners, as the case may be, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (m) the Borrower, any of the Guarantors of the Other Partnerships or the general partners of any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower, any of the Guarantors or any of the Other Partnerships included in the Collateral or any assets of the Borrower or such Subsidiaries not included in the Collateral but having a fair market value in excess of $1,000,000; provided, however, that if such matter pertains only to Other Real Property or Other Partnerships, the same shall not constitute an Event of Default if the Borrower satisfies the Collateral Cure Condition;

                  (n) if the Borrower or any Guarantor ceases to own an item of Collateral owned by it on the Effective Date without meeting the requirements of this Agreement and the other applicable Loan Documents;

                  (o) title to any of the Collateral is or becomes unsatisfactory to the Agent by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof) other than the Permitted Liens, and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding), within twenty
(20) days after notice thereof from the Agent to the Borrower; provided, however, that the same shall not constitute an Event of Default if Borrower satisfies the Collateral Cure Condition.

                  (p) there occurs any dissolution, termination, partial or complete liquidation of the Borrower or any Guarantor, or any sale, transfer or other disposition of any part of, all or substantially all of the assets of the Borrower or any Guarantor other than as permitted under the terms of this Agreement or the other Loan Documents;

                  (q) to the extent that same would have a materially adverse effect on the Lenders' interests hereunder or on the Collateral or the Other Real Property, any failure by the Borrower or any Guarantor to obtain or cause to be obtained any approvals, consents, waivers, orders, agreements, acknowledgements, authorizations, permits and licenses required under any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition, ownership, use, occupancy and operation of any of the Real Property ("Requirements"), or under the terms of any restriction, covenant or easement affecting any of the Collateral, or otherwise necessary or desirable, for the ownership, acquisition, use, occupancy and operation of any of the Collateral or Other Real Property, whether obtained from a Governmental Authority or any other Person ("Project Approvals"), or the revocation or other invalidation of any Project Approvals previously obtained, and such matter is not cured or removed (including by bonding), within twenty
(20) days after notice thereof from the Agent to the Borrower; provided, however, that the same shall not constitute an Event of Default if Borrower satisfies the Collateral Cure Condition;

                  (r) without the prior written consent of the Agent which may be withheld in the Agent's sole discretion, there shall be any amendment, modification or termination of, or material default, after applicable notice and grace periods, under the Advisory Agreement, or any change in control of the Advisor;

                  (s) Borrower or any Guarantor shall be in default of any obligations under the terms of any loan documents entered into in connection with (i) nonrecourse Third Party Indebtedness, but only if nonrecourse Third Party Indebtedness in the aggregate exceeds $15,000,000; or (ii) any Other Recourse Indebtedness but only if such Other Recourse Indebtedness that is the subject of such default in the aggregate exceeds $1,000,000; or

                  (t) Any suit or proceeding shall be filed against the Borrower or any of the Guarantors or the Collateral or the Other Real Property which, if adversely determined, would have a materially adverse affect on the ability of the Borrower or any of the Guarantors to perform each and every one of their respective obligations under and by virtue of the Loan Documents;

then, and in any such event, so long as the same may be continuing, the Agent may by notice in writing to the Borrower declare all amounts owing with respect to this

Agreement, the Note, and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss. 13.1(h) or ss. 13.1(i) with respect to the Borrower, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent. With respect to Section 10(l) and 10(m) of the Deeds of Trust (and corresponding sections of any future Deeds of Trust granted pursuant to this Agreement), the provisions of Sections 13.1(k), 13.1(m) and 13.1(s) hereof shall control, and the occurrence of any event addressed by such provisions of any Deed of Trust shall not constitute an Event of Default under such Deed of Trust unless and until the aggregate threshold contained in the applicable provision of this Section 13.1 corresponding to such event (with respect to all Mortgaged Properties) is exceeded.

      ss. 13.2.   Termination of Commitment. If any one or more of the Events of
Default specified in ss. 13.1(i) or ss. 13.1(j) with respect to the Borrower shall occur, any unused portion of the credit hereunder shall forthwith terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date are not satisfied, the Agent may by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Lenders shall be relieved of all further obligations to make Loans. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Lenders arising under other agreements or instruments.

      ss. 13.3.   Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to ss. 13.1, the Lenders, if owed any amount with respect to the Loans, may proceed to protect and enforce their rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lenders. No remedy herein conferred upon the Lenders or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      ss. 13.4.   Distribution of Collateral Proceeds. In the event that,
following the occurrence or during the continuance of any Default or Event of Default, the Lenders receive any monies in connection with the enforcement of any of the Security documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent and Lenders for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent and Lenders in connection with the collection of such monies by the Agent and Lenders, for the exercise, protection or enforcement by the Agent and Lenders of all or any of the rights, remedies, powers and privileges of the Agent and Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent and Lenders against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent and Lenders to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Agent may determine; provided, however, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss. 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

      ss. 14.     SETOFF. Regardless of the adequacy of any of the Collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from the Lenders to the Borrower and any securities or other property of the Borrower in the possession of the Agent may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Agent and Lenders. This ss. 14 shall not apply to the deposits or property of any Affiliate or Subsidiary of the Borrower.

      ss. 15.     EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent (other than taxes based upon the

Agent's net income), including (i) any recordation or transfer taxes assessed in connection with the Deeds of Trust, the Security Documents, and any amendments thereto, or (ii) other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent after the Effective Date (the Borrower hereby agreeing to indemnify the Agent with respect thereto) excluding taxes based on the income of the Agent or the Lenders, (c) all reasonable fees, expenses and disbursements incurred by the Agent (including, without limitation, all reasonable fees and disbursements of the Agent's counsel or any local counsel to the Agent, all title insurance premiums and all surveyors, engineering, appraisal and hazardous waste assessment charges) in connection with the preparation, of the Loan Documents and other instruments mentioned herein, the closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Agent) incurred by the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's enforcement of any rights or remedies against the Borrower or any of the Guarantors and (e) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings and mortgage recordings. The covenants of this ss. 16 shall survive payment or satisfaction of payment of amounts owing with respect to the Note, except to the extent as may be limited pursuant to the terms of the Hazardous Materials Indemnity Agreement.

      ss. 16.     INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby actually incurred by the Agent or the Lenders, including, without limitation, (a) any actual or proposed use by the Borrower or any of the Guarantors of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of the Guarantors comprised in the Collateral, (c) the Borrower or any of the Guarantors entering into or performing this Agreement or any of the other Loan Documents, or (d) with respect to the Borrower and the Guarantors and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Agent shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss. 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants of this ss. 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

      ss. 17.     SURVIVAL OF COVENANTS, ETC. All covenants, agreements,
representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of the Guarantors pursuant hereto shall be deemed to have been relied upon by the Agent and Lenders, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or the Lenders have any obligation to make any Loans. All statements contained in any certificate or other paper delivered to the Agent at any time by or on behalf of the Borrower or any of the Guarantors pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Guarantor hereunder.

ss. 18. ASSIGNMENT AND PARTICIPATION

      ss. 18.1.   Conditions to Assignment by Lenders. Except as provided
herein, each Lenders may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which shall not unreasonably be withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is a whole multiple of $1,000,000, (d) BankBoston, N.A. shall retain, free of any assignment or participation an amount of the Commitment of not less than $10,000,000, (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Revolving Credit Note Record, an Assignment and Acceptance, substantially in the form of Exhibit F hereto as the same may be modified in a manner which does not have a material adverse affect on the obligations of the Borrower hereunder (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof,
(i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of the Lenders hereunder, and (ii) the assigning the Lenders shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss. 18.4, be released from its obligations under this Agreement.

      ss. 18.2.   Assignment Among Lenders. Notwithstanding the provisions of
ss. 18.1, in the event that the debt obligations of any Lenders shall be rated less than "Ba2" by Moody's Investors Service, Inc. or less than "BB" by Standard & Poor's Ratings Group, each other Lenders party hereto or any two or more of them acting together shall be entitled on ten Business Days' prior written notice to the Agent, the Borrower and such Lenders to purchase the interest of such Lenders hereunder, in whole and not in part, at a purchase price equal to the outstanding principal amount of such Lender's interest in the Loans advanced hereunder plus accrued and unpaid interest thereon to the purchase date, together with any fees or other amounts that may be owing to such Lenders hereunder, including without limitation additional interest with respect to such Lender's interest in any Eurodollar Rate Loan. Such transfer shall be effected by the execution and delivery of an Assignment and Acceptance.

      ss. 18.3.   Certain Representations and Warranties; Limitations;
Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lenders makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lenders makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Guarantors and their respective Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower, the Guarantors and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in ss. 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lenders, the Agent or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lenders; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

      ss. 18.4    Notation in Revolving Credit Note Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and shall record in the Revolving Credit Note Register the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Revolving Credit Note Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $2,000.

      ss. 18.5.   New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Recording Credit Note Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower. Such execution and delivery of new and replacement Notes shall be at Borrower's sole cost with respect to the first two (2) such assignments hereafter. Thereafter, the Agent shall pay the Borrower's reasonable out-of-pocket expenses in connection with the preparation and delivery of such Notes.

      ss. 18.6.   Participation. Each may sell participation to one or more
Lenders or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that Agent shall have given its prior written consent to such participation, (b) each such participation shall be in an amount of not less than $5,000,000, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment Percentage of such Lender as it relates to such participant, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, (e) no participant shall have the right to grant further participation or assign its rights, obligations or interest under such participation to other Persons without the prior written consent of the Agent, (f) without the consent of Agent, no Lender shall grant any participation if, immediately after such grant, the aggregate participation made by such Lender hereunder shall exceed 40% of such Lender's Commitment Percentage, and (g) BankBoston, N.A. shall retain, free of any assignment or participation, an amount of the Commitment of not less than $10,000.00.

      ss. 18.7.   Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Lenders organized under ss. 4 of the Federal Reserve Act, 12 U.S.C. ss. 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

      ss. 18.8.   Disclosure. The Borrower agrees that the Lenders may disclose information obtained by the Lenders pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall acknowledge that the Borrower is a public company and shall agree (a) to treat in confidence such information, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation, including trading on inside information.

      ss. 18.9.   Miscellaneous Assignment Provisions. If any Eligible Assignee
is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower certification as to its exemption from deduction or withholding of any United States federal income taxes. The Borrower shall have the right to recommend to the Lenders potential Eligible Assignees, but the Lenders shall retain sole discretion as to the selection of any Eligible Assignee, as to whether the Lenders sell, assign or transfer any interest hereunder, and as to the timing and amount of any transaction contemplated by this ss. 18, if any.

      ss. 18.10. Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Agent.

      ss. 19.     NOTICES, ETC. Except as otherwise expressly provided in this
Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, c/o Related Capital Company, 625 Madison Avenue, New York, New York 10022-1801, or at such other address for notice as the Borrower shall last have furnished in writing to the Agent; with a copy to:

                        Battle Fowler LLP
                        75 East 55th Street
                        New York, New York 10022
                        Attn:  Ann Shipley, Esq.

and

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Real Estate Division, or such other address for notice as the Agent shall last have furnished in writing to the Borrower with a copy to:

                        Hale and Dorr LLP
                        60 State Street
                        Boston, Massachusetts 02109
                        Attn:  Melvin R. Shuman, Esq.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, or facsimile, at the time of such delivery, (ii) if sent by nationally recognized overnight courier service, on the first day following the deposit of the same with such courier service, and (iii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

      ss. 20.     GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN
DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss. 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      ss. 21.     HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      ss. 22.     COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      ss. 23.     ENTIRE AGREEMENT, ETC. The Loan Documents and any other
documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss. 25.

      ss. 24.     WAIVER OF JURY TRIAL. The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Note, or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations.

Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of the Agent has represented, expressly or otherwise, that the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent has been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

      ss. 25.     CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise
expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

      ss. 26.     SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      ss. 27.     RELATIONSHIP. The relationship between the Agent and the
Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                             AEGIS REALTY OPERATING
                             PARTNERSHIP, L.P.

                             By: Aegis Realty, Inc., its general
                                 partner

                                 By:
                                     ----------------------------
                                     Name:
                                     Title:

                             BANKBOSTON, N.A.

                             By:
                                 --------------------------------
                                 Name:
                                 Title: